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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☐	Soliciting Material under §240.14a-12

AECOM
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

Dear AECOM Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting") of AECOM, which will be held on Wednesday, March 1, 2017, at 8:00 a.m. local time in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067.

Details of the business to be conducted at the 2017 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the 2017 Annual Meeting in person, it is important that your shares be represented. The attached Proxy Statement contains details about how you may vote your shares.

Sincerely,

Michael S. Burke
Chairman of the Board and Chief Executive Officer

AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 1, 2017

The 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting") of AECOM (the "Company," "our" or "we") will be held on Wednesday, March 1, 2017, at 8:00 a.m. local time in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067. At the 2017 Annual Meeting, you will be asked to:

  1.
  Elect each of the 10 directors named in the Proxy Statement accompanying this notice to the Company's Board of Directors to serve until the Company's 2018 Annual Meeting of Stockholders.

  The Board of Directors recommends that you vote FOR each of the director nominees.

  2.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2017.

  The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP.

  3.
  Vote on a resolution to approve our Amended and Restated 2016 Stock Incentive Plan.

  The Board of Directors recommends that you vote FOR the approval of the Amended and Restated 2016 Stock Incentive Plan.

  4.
  Vote on a resolution to approve an amendment to the Company's Certificate of Incorporation to remove our supermajority provision.

  The Board of Directors recommends that you vote FOR the approval of the amendment to the Certificate of Incorporation to eliminate the supermajority provision.

  5.
  Vote on the frequency of future stockholder advisory votes on the Company's executive compensation.

  The Board of Directors recommends that you vote, on an advisory basis, for conducting future advisory votes on executive compensation every year (annually).

  6.
  Vote to approve the Company's executive compensation, on an advisory basis.

  The Board of Directors recommends that you vote FOR the Company's executive compensation on an advisory basis.

We will also attend to any other business properly presented at the 2017 Annual Meeting and any adjournment or postponement thereof. The foregoing items of business are more fully described in the Proxy Statement that is attached to, and a part of, this notice.

Only common stockholders of record at the close of business on January 3, 2017, can vote at the 2017 Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

Gilda Malek
Corporate Secretary

Los Angeles, California
January 19, 2017

Your Vote is Important

Whether or not you plan to attend the 2017 Annual Meeting in person, we request that you vote (a) by Internet, (b) by telephone or (c) by requesting a printed copy of the proxy materials and using the proxy card or voting instruction card enclosed therein as promptly as possible in order to ensure your representation at the 2017 Annual Meeting.

You may revoke your proxy at any time before it is exercised by giving our Corporate Secretary written notice of revocation, submitting a later-dated proxy by Internet, telephone or mail or by attending the 2017 Annual Meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2017 Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Proxy Statement Summary

Meeting Information	Record Date: Stockholders at close of business on January 3, 2017.

MARCH 1, 2017	8:00 A.M. PST	CONFERENCE CENTER, 1999 AVENUE OF THE STARS, LOS ANGELES, CA 90067

This summary highlights information contained elsewhere in our Proxy Statement and does not contain all of the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting. We made this Proxy Statement first available to stockholders on January 19, 2017.

Stockholder Voting Matters

Proposal	Board's Voting Recommendation	Page Reference

Elect directors to serve until our 2018 Annual Meeting of Stockholders.	FOR EACH	8

Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2017.	FOR	12

Approve our Amended and Restated 2016 Stock Incentive Plan.	FOR	13

Approve an amendment to our Certificate of Incorporation to remove supermajority provision.	FOR	23

Advisory vote on the frequency of our executive compensation vote.	ANNUAL	24

Advisory vote to approve our executive compensation.	FOR	25

How to Vote

Vote Online You can vote your shares online by following the instructions on your proxy card.	Vote by Phone You can vote your shares by phone by following the instructions on your proxy card (1-800-652-8683)	Vote by Mail You can vote your shares by mail by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to:
AECOM 1999 Avenue of the Stars, Suite 2600 Los Angeles, CA 90067 Attn: Corporate Secretary

Our Board of Directors

Name	Age	Director Since	Primary (or Former) Occupation	Independent	Committee Memberships

Michael S. Burke†	53	2014	Chairman of the Board and Chief Executive Officer, AECOM	No	None

James H. Fordyce‡	57	2006	Co-Founder and Co-Chief Executive Officer, Stone Canyon Industries LLC	Yes	CO*, SRS

Senator William H. Frist	64	2014	Partner, Cressey & Company	Yes	A, NG

Linda Griego	69	2005	President and Chief Executive Officer, Griego Enterprises Inc.	Yes	CO, NG*

David W. Joos	63	2012	Former Chairman, CMS Energy; Chairman, Consumers Energy Corporation	Yes	A, NG

Dr. Robert J. Routs	70	2010	Executive Director (Retired), U.S. Downstream Operations, Royal Dutch Shell plc	Yes	CO, SRS*

Clarence T. Schmitz	68	2014	Co-Founder and Former Chief Executive Officer, Outsource Partners International Inc.	Yes	A*, CO

Douglas W. Stotlar	56	2014	Former President and Chief Executive Officer, Con-way Inc.	Yes	A, SRS

Daniel R. Tishman	61	2010	Vice Chairman, AECOM	No	SRS

General Janet C. Wolfenbarger	58	2015	General (Retired), United States Air Force	Yes	NG

A = Audit Committee	SRS = Strategy, Risk & Safety Committee	‡ = Lead Independent Director
CO = Compensation/Organization Committee	* = Committee Chair
NG = Nominating and Governance Committee	† = Chairman of the Board

2016 Stockholder Performance Highlights

The Company's executive compensation program is designed to incentivize employees for delivering exceptional performance on both earnings and cash flow, which the Company believes will directly translate into enhanced financial performance and stockholder value creation.

Successes and Momentum:

  •
  The Company delivered 19% organic revenue growth in its Building Construction business and returned to positive organic growth in the Americas Design market in the second half of the fiscal year.

  •
  Growth continued in the United Kingdom despite market volatility and uncertainty created by the Brexit referendum.

  •
  The Company also exceeded its stated goal with approximately $290 million of run-rate synergy savings from the URS transaction exiting fiscal year 2016, and remains on track to deliver $325 million of run-rate synergies in fiscal 2017.

  •
  Total backlog at the end of fiscal year 2016 was near its all-time high at $43 billion. Key investments in business development and advancing the Company's design, build, finance, and operate capabilities resulted in strong backlog performance through the year and momentum entering fiscal year 2017.

  •
  Wins in the fourth quarter of fiscal year 2016 hit an all-time high of $6.3 billion including a 1.6x book-to-burn ratio in the Americas Design business and a 7.5x book-to-burn ratio in the Oil & Gas business.

  •
  The Company has a nearly $50 billion pipeline of qualified opportunities in its Management Services business, nearly half of which are expected to reach the award phase in fiscal year 2017 and could contribute to substantial backlog growth.

Cash Flow and Capital Allocation:

  •
  The Company delivered $814 million of operating cash flow and $6771 million of free cash flow, which marked its second highest ever free cash flow result.

  •
  Free cash flow was positive in all four quarters of the fiscal year and has now been positive for 17 of the past 18 quarters.

  •
  This consistent cash generation performance is the direct result of a diverse mix of geographies, end markets, and services types and is representative of the success of the Company's incentive plan design.

  •
  Strong cash generation resulted in tremendous progress against the stated objective to reduce the total debt balance. The Company paid down $482 million of debt during the fiscal year and has now paid down $1.2 billion over the past two fiscal years since closing the URS acquisition.

These successes and strong business momentum create an optimal environment for continued strong earnings and cash flow performance, which the Company believes will lead to enhanced stockholder value.

2016 Annual Stockholder Meeting and Response to Stockholder Feedback

AECOM values the opportunity to engage with stockholders to obtain input on the Company's executive compensation programs. As a result of our engagement with stockholders over the past several years, the Company has experienced strong stockholder support for our executive compensation programs. In 2015, the Company maintained the primary earnings and cash flow performance metrics in its executive compensation programs, due mainly to stockholder feedback that these metrics are strong indicators of stockholder value and would continue to garner strong stockholder support. However, the level of stockholder support at our 2016 Annual Meeting for our "Say-On-Pay" advisory vote declined to 61.8%. We continued to engage in substantial stockholder outreach to determine if any enhancements to our executive compensation program were

1
See Annex A, Reconciliation of Non GAAP Items.

appropriate. This engagement process spanned institutional investors that, on a combined basis, own greater than 50% of our outstanding shares, our compensation consultants, and institutional investor advisory firms. Following a long and rigorous consultative process, the results of stockholder engagement were shared with the Board for incorporation into our executive compensation program planning process, and the following changes were made effective as of fiscal year 2017:

What we heard from investors	What we have done in response	Reasoning

The equity performance awards should have a relative metric.	Beginning with equity awards granted in fiscal year 2017, our performance awards will include a relative three year total stockholder return ("TSR") Metric.	Including a relative TSR metric will better align management incentives with stockholder goals of relative outperformance against a peer group.

The equity performance awards include only two performance metrics.	Beginning with equity awards granted in fiscal year 2017, our performance awards will include a third performance metric (i.e., relative TSR).	Including a third metric will provide additional opportunities to align management's interest with our stockholders who want long-term value creation.

The equity performance awards vest in three years but only contain two annual performance periods.	Beginning with equity awards granted in fiscal year 2017, our performance awards will include three annual performance periods for our financial metrics and one three year period for our relative TSR metric.	Extending the performance period will provide better long-term pay alignment with long-term stockholder value creation.

The Board has granted executive(s) one-time awards for extraordinary performance.	No one-time awards were granted in fiscal year 2016 and none are expected in 2017.	One-time awards will only be considered in limited circumstances.

The annual cash bonus and equity performance awards contain duplicative metrics (i.e., adjusted earnings per share or "EPS").	Our fiscal 2017 annual cash bonus plan will replace adjusted EPS with adjusted net income. Also operating cash flow per share will be revised to operating cash flow. With these changes short- and long-term metrics will be complimentary but will measure different performance.	Net income is an important metric for stockholder value as it incentivizes revenue growth and operational efficiency. "Per share" metrics reflect a long-term capital allocation strategy and are better suited to the long-term incentive equity awards.

2016 Pay Compared to 2015

The following shows 2016 total compensation (as reflected in our Summary Compensation Table) for our CEO and our other Named Executive Officers(1) as compared to 2015:

(1)
Defined as Messrs. Kadenacy, Wotring and Werner who were each NEOs in fiscal years 2015 and 2016.

2016 Corporate Governance Information

Size of Board	10

Number of Independent Directors	8

Audit, Compensation/Organization and Nominating and Governance Committees Consist Entirely of Independent Directors	Yes

Annual Election of All Directors	Yes

Annual Advisory Say-on-Pay Vote	Yes

All Directors Attended at Least 75% of Meetings Held	Yes

Independent Directors Meet Regularly in Executive Session	Yes

Annual Board and Committee Self Evaluations	Yes

Code of Business Conduct and Ethics	Yes

Corporate Governance Guidelines	Yes

Stock Ownership Guidelines for Directors and Executive Officers	Yes

Stockholder Rights Plan (Poison Pill)	No

Limits on Director Compensation	Yes

2016 Executive Compensation Practices

AECOM Employs the Following Executive Compensation Practices

Performance-Based Compensation — The majority of our Named Executive Officers' ("NEOs") total annual compensation is performance-based and "at-risk", only payable if commensurate performance is delivered.

Pay-for-Performance — Links executive pay-for-performance to stockholder interests using earnings and cash flow as key incentive plan metrics to ensure alignment with our stockholders' interests.

Stockholder Communications — We communicate with stockholders throughout the year about our compensation program.

Stock Ownership Guidelines — NEOs are subject to competitive ownership guidelines that require them to maintain a significant equity stake in the Company. The CEO ownership guideline is six times base salary and the guideline for other NEOs is three times base salary.

Independent Consultant — Compensation/Organization Committee utilizes the services of an independent compensation consultant who does not provide any other services to the Company.

Tally Sheets — Compensation/Organization Committee uses tally sheets in assessing executive total compensation.

Clawback Policy — We maintain a clawback policy for all incentive-based compensation.

Risk Assessment — Compensation/Organization Committee's compensation consultant performs an independent risk assessment of compensation programs.

Say-on-Pay Vote — We have a policy to hold an advisory vote on executive compensation on an annual basis.

Competitive Analysis — Compensation/Organization Committee annually seeks to understand labor market trends pertaining to amount and form of executive pay delivery through comprehensive competitive analyses.

AECOM Does Not Employ

Stock Option Repricing — Does not re-price underwater stock options.

Single Trigger Equity Acceleration — Does not maintain plans or agreements that provide for automatic single-trigger equity acceleration or severance payments in connection with a change in control (meaning that the acceleration or severance would occur automatically upon the occurrence of the change in control, even if the awards were otherwise to be assumed or continued or the individual's employment was to be continued on the same terms).

Tax Gross-Ups — Does not provide tax gross-ups on change in control severance benefits to NEOs.

Hedging and Pledging — Prohibits hedging transactions involving Company securities by NEOs and does not allow trading in puts, calls, options or other similar transactions involving Company securities by NEOs. Also, prohibits the pledging of Company securities by NEOs except in certain limited circumstances subject to Company approval and demonstration of the NEO's ability to repay the applicable loan without selling such securities.

AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MARCH 1, 2017

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies, on behalf of the Board of Directors of AECOM, a Delaware corporation ("we," "our," the "Company" or "AECOM"), for use at our 2017 Annual Meeting of Stockholders ("2017 Annual Meeting") to be held on March 1, 2017, at 8:00 a.m. local time, or at any adjournment or postponement thereof. At the 2017 Annual Meeting, you will be asked to consider and vote on the matters described in this Proxy Statement and in the accompanying notice. The 2017 Annual Meeting will be held in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067. Only common stockholders of record at the close of business on January 3, 2017, which is the record date for the 2017 Annual Meeting, are permitted to vote at the 2017 Annual Meeting and any adjournment or postponement thereof.

The Company's Board of Directors (the "Board of Directors" or "Board") is soliciting your vote to:

  1.
  Elect each of the 10 directors named in this Proxy Statement to the Company's Board of Directors to serve until the Company's 2018 Annual Meeting of Stockholders.

  2.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2017.

  3.
  Approve our Amended and Restated 2016 Stock Incentive Plan.

  4.
  Approve an amendment to the Company's Certificate of Incorporation to remove our supermajority provision.

  5.
  Advise on the frequency of future advisory votes on the Company's executive compensation.

  6.
  Approve the Company's executive compensation, on an advisory basis.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials while also lowering the costs and reducing the environmental impact of our annual meeting. On January 19, 2017, we began mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders of record as of January 3, 2017, and posted our proxy materials on the Web site referenced in the Notice. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the Web site referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and Web site provide information regarding how you may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

The Notice of Internet Availability of Proxy Materials, Proxy Statement and our Annual Report on Form 10-K are available at investors.aecom.com.

INFORMATION REGARDING VOTING AT THE
2017 ANNUAL MEETING

Proxies

You may vote your shares in person at the 2017 Annual Meeting or by proxy if you are a record holder. There are three ways to vote by proxy: (1) on the Internet or by following the instructions on the Notice or proxy card, (2) by telephone by calling 1-800-652-8683 and following the instructions on the Notice or proxy card or (3) by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to our Corporate Secretary at the address below. If your shares are held in the name of a bank, broker or another holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet and telephone voting will also be offered to stockholders owning shares through certain banks and brokers.

You may revoke your proxy at any time before it is exercised at the 2017 Annual Meeting by (1) giving our Corporate Secretary written notice of revocation, (2) delivering to us a signed proxy card with a later date, (3) granting a subsequent proxy through the Internet or telephone or (4) by attending the 2017 Annual Meeting and voting in person. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy. Other than with respect to certain trustees who hold our shares in trust, if you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of each of the proposals. Our Board is unaware of any matters other than those described in this Proxy Statement that may be presented for action at our 2017 Annual Meeting. If other matters do properly come before our 2017 Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

If you are a beneficial owner and hold your shares in the name of a bank, broker or another holder of record and do not return the voting instruction card, the broker or another nominee may vote your shares on each matter at the 2017 Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, which include the ratification of the selection of the independent registered public accounting firm. Brokers will not have the discretion to vote on any of the other proposals presented at the 2017 Annual Meeting.

To gain admission to our 2017 Annual Meeting in person you will need to bring documentation proving that you are the owner of our common stock as of our record date, January 3, 2017, and a valid photo ID. No cameras, recording equipment, telephones or other electronic devices with recording capabilities will be allowed during the 2017 Annual Meeting.

Solicitation of Proxies

We will pay the entire cost of soliciting proxies. In addition to soliciting proxies by mail and by the Internet, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and to secure their voting instructions, if necessary. We will reimburse record holders for their reasonable expenses in performing these tasks. In addition, we have retained Georgeson Inc. to act as a proxy solicitor in conjunction with the 2017 Annual Meeting. We have agreed to pay Georgeson Inc. a fee of $8,500 plus reasonable expenses, costs and disbursements for proxy solicitation services. If necessary, we may use our regular employees, who will not be specially compensated, to solicit proxies from stockholders, whether personally or by telephone, letter or other means.

Record Date and Voting Rights

Our Board has fixed January 3, 2017, as the record date for determining the stockholders who are entitled to notice of, and to vote at, our 2017 Annual Meeting. Only common stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, our 2017 Annual Meeting. As of the record date, there were 155,143,497 shares of our common stock outstanding held by 2,554 record holders. A majority of the stock issued and outstanding and entitled to vote must be present at our 2017 Annual Meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote. Shares of our common stock with respect to which the holders are present in person at our 2017 Annual Meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our 2017 Annual Meeting for the purpose of determining whether or not a quorum exists. "Broker non-votes" will also be counted as present for the purpose of determining whether a quorum exists. Broker non-votes are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner.

Our Board urges you to vote promptly by either (1) electronically submitting a proxy or voting instruction card over the Internet, (2) by telephone or (3) by delivering to us or to your broker, as applicable, a signed and dated proxy card.

Votes will be tabulated by the inspector of election appointed for the 2017 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A representative of Computershare Trust Company N.A., our transfer agent, will tabulate the votes and act as the inspector of election at the 2017 Annual Meeting.

Year-End Reporting Convention

We report our results of operations based on 52- or 53-week periods ending on the Friday nearest September 30. For clarity of presentation, all periods are presented as if the fiscal year ended on September 30. Fiscal years 2016, 2015 and 2014 contained 52, 52 and 53 weeks, respectively.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board is currently composed of 10 members. All 10 of our directors are standing for reelection at the 2017 Annual Meeting for a one year term. Directors elected at the 2017 Annual Meeting will serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified. If a quorum is present at our 2017 Annual Meeting, the 10 nominees receiving the greatest number of votes will be elected.

Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of each of the 10 nominees named in this Proxy Statement. Each of the nominees has consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. In the event that any nominee is unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as our Board may propose.

Director Qualifications

The Board believes that, as a whole, board members should possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee the Company's business. The Nominating and Governance Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company's Corporate Governance Guidelines, include the highest professional and personal ethics and values, commitment to enhancing stockholder value with sufficient time to effectively carry out his or her duties and business acumen. In considering director candidates, the Nominating and Governance Committee looks for business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation and public policy and the absence of potential conflicts with the Company's interests. The Nominating and Governance Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

The Nominating and Governance Committee periodically reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders. In conducting this assessment, the Nominating and Governance Committee considers diversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company's needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. From time to time, while identifying director candidates, the Nominating and Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective Board.

The following section sets forth certain background information on the 10 nominees for election as directors, each of whom is a current director of the Company, as well as each individual's specific experience, qualifications and skills that led our Board to conclude that each such nominee/director should serve on our Board.

Nominees for Directors

Michael S. Burke, 53, was appointed Chief Executive Officer of the Company and was elected to the Board in March 2014. In March 2015, Mr. Burke was appointed Chairman of the Board; see also the section entitled "CORPORATE GOVERNANCE — BOARD LEADERSHIP STRUCTURE." He previously served as President of the Company from October 2011 to March 2014, Chief Financial Officer from December 2006 to September 2011 and Executive Vice President from May 2006 to September 2011. He also served as Chief Corporate Officer from May 2006 to January 2009. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy, in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm KPMG LLP. He served in various senior leadership positions, including as a Western Area Managing Partner from 2002 to 2005 and as a member of KPMG LLP's Board of Directors from 2000 through 2005. While on the KPMG Board of Directors,

Mr. Burke served as the Chairman of the Board Process and Governance Committee and was a member of the Audit and Finance Committee. Mr. Burke serves on the Board of Directors of Rentech Inc. and is the Chairman of its Audit Committee. Additionally, he served on the Board of Director of Rentech Nitrogen Partners LP and was the Chairman of its Audit Committee until April 2016. Mr. Burke also serves on various charitable and community boards.

Mr. Burke brings to our Board a thorough understanding of the Company's business, industry and operations based on his senior positions, including as Chief Executive Officer, with the Company. Mr. Burke also brings extensive accounting, financial and business experience as a result of his tenure and senior positions at KPMG LLP.

James H. Fordyce, 57, was appointed to our Board in February 2006. Mr. Fordyce is the Co-Founder and Co-Chief Executive Officer of Stone Canyon Industries LLC, a diversified investment company founded in 2014. He was a Managing Director at J.H. Whitney Capital Partners LLC, a private investment firm, from 1996 to 2014. Mr. Fordyce began his career at Chemical Bank in 1981 and later joined Heller Financial Inc. Mr. Fordyce serves on various charitable and community boards including Providence Saint John's Health Center Local Board of Directors where he is the treasurer and the Unit Scholarship Fund honoring those Special Operations Soldiers who selflessly serve our Nation.

Mr. Fordyce brings to our Board significant financial and investment experience as a result of his position at Stone Canyon Industries LLC and J.H. Whitney Capital Partners LLC, where he oversaw significant debt and equity investments for the firm. In addition, he brings experience from his current and prior service on private and public company boards.

Senator William H. Frist, 64, was appointed to our Board in October 2014 in connection with AECOM's acquisition of URS Corporation. He previously served as a director of URS Corporation from November 2009 until AECOM's acquisition of URS in October 2014. Senator Frist has served as a partner at Cressey & Company LP, a private investment firm since 2007. He also served as Distinguished University Professor at Vanderbilt University from 2008 until 2010. Senator Frist was a United States Senator from Tennessee from 1995 until 2007 and was Majority Leader of the United States Senate from 2003 until 2007. He has served as a director of Select Medical Corporation since May 2010. Senator Frist serves on the boards of several other organizations, including the Center for Strategic and International Studies, the Kaiser Family Foundation, the Robert Wood Johnson Foundation, Aegis Laboratories, Accolade LLC and the Harvard Medical School Board of Fellows.

Senator Frist's experience as a legislator, including as former Majority Leader of the United States Senate, gives him the leadership and consensus-building skills necessary to assist our Board in a range of its activities. He has extensive knowledge of the workings of government and, as a former member of the Senate Finance Committee, of the federal budgeting process, which is beneficial given that a portion of our business activities are regulated and directly affected by governmental actions.

Linda Griego, 69, was appointed to our Board in May 2005. Ms. Griego has served as President and Chief Executive Officer of Griego Enterprises Inc. a business management company, since 1985. She was the founder and Managing General Partner of Engine Co. No. 28, a restaurant in downtown Los Angeles, from 1988 until 2010. She also served as Interim President and Chief Executive Officer of the Los Angeles Community Development Bank and was Deputy Mayor of Los Angeles. She is currently a director of CBS Corporation and the American Balanced Fund, the Income Fund of America, the International Growth and Income Fund, the Developing World Growth and Income Fund, the Smallcap World Fund, the Growth Fund of America, and the Fundamental Investors, which are managed by Capital Group.

Ms. Griego is a chair of the MLK Health and Wellness Community Development Corporation and serves as a trustee of the David and Lucile Packard Foundation and the Ralph M. Parsons Foundation. She previously chaired the Board of Southwest Water Company and served as a Los Angeles Branch Director of the Federal Reserve Bank of San Francisco.

Ms. Griego brings executive management experience and expertise in government relations and public policy through her government appointments and service on not-for-profit boards. Her service on the boards of a number of large companies, including her prior service as the Independent Chair of Southwest Water Company, provides our Board with insight regarding corporate governance matters, which is a key area of focus in today's corporate environment.

David W. Joos, 63, was appointed to our Board in March 2012. Mr. Joos served as Chairman of the Boards of CMS Energy and Consumers Energy Corporation, both NYSE-listed companies from 2001 until his retirement in May 2016. Consumers Energy is an electric and gas utility in Michigan and is the principal subsidiary of CMS Energy. Previously, he served from 2004 to 2010 as President and Chief Executive Officer of CMS Energy and as Chief Executive Officer of Consumers Energy Company; from 2001 to 2004 as President and Chief Operating Officer of CMS Energy and Consumers Energy; from 2000 to 2001 as Executive Vice President and Chief Operating Officer — Electric of CMS Energy; and from 1997 to 2000 as President and Chief Executive Officer of Consumers Energy. He is a director of Steelcase Inc. a global provider of workplace products, furnishings and services, where he serves on the Compensation Committee and the Audit Committee.

Mr. Joos brings to our Board his extensive knowledge and practical experience in engineering, operations and maintenance of power plants and utility systems. Through his management of a regulated utility, he has developed a solid foundation in governmental affairs, corporate governance, human resources and environmental expertise, which benefits the Board. He has also worked extensively in the nuclear power industry.

Dr. Robert J. Routs, 70, was appointed to our Board in December 2010. From 2004 until his retirement in 2008, Dr. Routs served as Executive Director, U.S. downstream operations, of Royal Dutch Shell plc, part of a global group of energy and petrochemical companies, and as Chairman of Shell Canada. Prior to that time, he served as Group Managing Director for oil products and refining from 2003 to 2004; President and Chief Executive, Shell Oil Products U.S. from 2002 to 2003; and President and Chief Executive, Equilon Enterprises LLC, a Shell-Texaco joint venture, from 2000 to 2002. Dr. Routs began his career at Royal Dutch Shell in 1971, serving in regional manufacturing and global general manager positions throughout his tenure. He also serves on the Board of Directors of AEGON N.V., AP Moller-Maersk, ATCO Ltd. and Royal DSM N.V., and previously served on the Board of Directors of Royal KPN until 2014 and Canadian Utilities from 2008 to 2012.

Dr. Routs was appointed to our Board for his global energy sector leadership as well as his operating and board experience. These qualifications provide our Board with valuable international business experience and knowledge, which is particularly relevant in light of the global scope of the Company's operations.

Clarence T. Schmitz, 68, was named to our Board in June 2014. He served as Chairman, Co-founder and Chief Executive Officer of Outsource Partners International Inc. a provider of finance, accounting, and analytics outsourcing services, until his retirement in June 2011. He was previously Executive Vice President and Chief Financial Officer of Jefferies Group Inc. from January 1995 to January 2000. He held a number of leadership positions at KPMG LLP from June 1970 to January 1995, including National Managing Partner, and served on its Board of Directors and Management Committee. Mr. Schmitz has served as Chairman of the Board of Trustees of the CureSearch National Childhood Cancer Foundation and on the Board of Trustees of The City of Hope.

Mr. Schmitz brings to our Board an extensive career in the professional services industry that spans four decades, with significant global experience as an executive and board member.

Douglas W. Stotlar, 56, was appointed to our Board in October 2014 in connection with AECOM's acquisition of URS Corporation. He previously served as a director of URS Corporation from March 2007 until AECOM's acquisition of URS in October 2014. Mr. Stotlar served as President, Chief Executive Officer and Director of Con-way Inc., a transportation and logistics company (previously known as CNF Inc.) from April 2005 until October 2015. He served as President and Chief Executive Officer of Con-way Transportation Services Inc., a regional trucking subsidiary (CTS), from 2004 until 2005. Mr. Stotlar also served as CTS' Executive Vice President and Chief Operating Officer from 2002 until 2004, and as CTS' Executive Vice President of Operations from 1997 until 2002. He served as Vice President at large and was a member of the executive committee of the American Trucking Association. Mr. Stotlar is currently a director at Reliance Steel & Aluminum Co., a director at LSC Communications, Inc. and a director for the Detroit branch of the Federal Reserve Bank of Chicago. In addition, he serves on the board of a not-for-profit organization.

Mr. Stotlar brings to our Board substantial knowledge of the transportation and logistics sector, which is relevant to our business activities. In addition, due to his prior experience as the former Chief Executive Officer of a public company, Mr. Stotlar contributes valuable experience with corporate governance practices, labor and stockholder relations matters, as well as current legal and regulatory requirements and trends.

Daniel R. Tishman, 61, was appointed to our Board and as Vice Chairman of the Company in July 2010 in connection with our acquisition of Tishman Construction Corporation. He has also served as Chairman of the Board of Directors and Chief Executive Officer of Tishman Construction, a leading construction management firm, since 2000, and is Vice Chairman and a member of the Board of Tishman Hotel & Realty LP. Mr. Tishman serves on the boards of the Real Estate Board of New York, the Natural Resources Defense Council, the Albert Einstein College of Medicine, the National September 11 Memorial & Museum and the UJA-Federation of NY. He also serves as an adviser to several government organizations.

Mr. Tishman brings to our Board strong knowledge, management and operational experience in the construction management industry, in particular on large-scale development projects such as the rebuilding of the World Trade Center site in New York City and other major projects.

General Janet C. Wolfenbarger, USAF Retired, 58, was appointed to our Board in August 2015. General Wolfenbarger has served as a 35-year veteran of the Air Force and was the branch's first female four-star general, where she commanded the Air Force Materiel Command (AFMC) at Wright-Patterson Air Force Base in Ohio from 2012 until her retirement on July 1, 2015. General Wolfenbarger also served as the military deputy to the Assistant Secretary of the Air Force for Acquisition and as the Services Director of the Acquisition Center of Excellence at the Pentagon. General Wolfenbarger also directed the B-2 System Program Office and commanded the C-17 Systems Group for the Aeronautical Systems Center at Wright-Patterson. After her retirement, General Wolfenbarger was selected to serve as the Chair of the Defense Advisory Committee on Women in the Services (DACOWITS).

General Wolfenbarger brings to our Board a distinguished career serving as a senior leader in the military as well as significant international experience. These qualifications provide our Board with valuable international and government-related experience, which is particularly relevant in light of our extensive global government business operations.

Vote Required and Recommendation of the Board of Directors

The vote of a plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors at the 2017 Annual Meeting is required to elect the nominees to the Board. This means that the 10 individuals nominated for election to the Board who receive the most "FOR" votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes are not counted for purposes of the election of directors.

The Board of Directors recommends that you vote FOR the election of each nominee for director.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2017. A representative of Ernst & Young LLP is expected to be present at the 2017 Annual Meeting and will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal

The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee of our Board is seeking ratification of its selection of Ernst & Young LLP from our stockholders as a matter of good corporate practice. If stockholders do not ratify this selection, the Audit Committee of our Board will reconsider its selection of Ernst & Young LLP and will, in its sole discretion, either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the Company's best interests and the best interests of our stockholders.

Vote Required and Recommendation of the Board of Directors

The ratification of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal at the 2017 Annual Meeting. Abstentions will be counted as present and will have the effect of a vote against the proposal. Brokers have discretion to vote on the ratification of our independent registered public accounting firm and, as such, no votes on this proposal will be considered broker non-votes.

The Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP.

PROPOSAL 3
APPROVAL OF AMENDED & RESTATED 2016 STOCK INCENTIVE PLAN

Overview

In November 2016, the Board of Directors unanimously adopted and approved the Amended & Restated 2016 Stock Incentive Plan (the "Plan"), which was approved by a majority of our stockholders at our 2016 Annual Meeting of Stockholders. The changes to the Plan are as follows: (i) increase the number of shares issuable under the Plan by 4,865,000, (ii) apply minimum vesting requirements to all equity-based awards under the Plan, (iii) provide that dividends or dividend equivalents credited/payable in connection with an award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests and (iv) extend the term of the Plan by one year. The Company is submitting the Plan to stockholders for their adoption and approval at the 2017 Annual Meeting.

The Plan, if approved, will provide for the issuance of an additional 4,763,205 full-value awards such as Restricted Stock Units ("RSUs") and Performance Earnings Programs awards ("PEPs") (including the 2,817,205 shares remaining available for grant prior to approval of this Proposal), or up to 11,908,013 shares subject to awards other than full-value awards such as stock options and stock appreciation rights (including the 7,043,013 shares remaining available for grant prior to approval of this Proposal). The 4,763,205 shares or 11,908,013 shares represent only 3.1% or 7.7%, respectively, of the Company's outstanding common equity (measured as of December 31, 2016). The Board currently expects that the proposed share reserve under the Plan will be sufficient to fund the Company's equity compensation for at least one fiscal year.

While approving the Plan, the Board considered, among other things, the potential dilution to its current stockholders as measured by burn rate and overhang (as described in "Key Data" below) and the continued importance of motivating, recruiting and retaining key employees.

Why You Should Vote to Approve the Plan

The Board recommends that our stockholders approve the Plan because it believes appropriate equity incentives are important to attract and retain the highest-caliber individuals, to link incentive reward to Company performance, to encourage employee and director ownership in our Company and to align the interests of participants to those of our stockholders. The approval of the Plan will enable us to continue to provide such incentives.

If the Plan is not approved, we may not be able to provide persons eligible for awards with compensation packages that are necessary to attract, retain and motivate these individuals.

Key Data

Overhang is equal to the sum of the total number of shares subject to equity awards outstanding and the total number of shares available for grant under the Company's equity plans divided by the sum of the total common stock outstanding, the total number of shares subject to equity awards outstanding and the total number of shares available for grant under the Company's equity plans. The following table sets forth information to calculate the Company's overhang as of December 31, 2016:

	Stock Options Outstanding (1)(2)	Restricted Stock Awards and RSUs Outstanding(3)	PEPs Outstanding	Shares Issuable for Future Grants		Common Shares Outstanding	AECOM's Overhang

Before	795,660	4,667,925	2,619,982	2,817,205	/	155,143,497	6.6%	/
Stockholder				7,043,013	(4)		8.9%	(4)
Approval
After	795,660	4,667,925	2,619,982	4,763,205	/	155,143,497	7.6%	/
Stockholder				11,908,013	(4)		11.4%	(4)
Approval

(1)
Weighted average exercise price of outstanding stock options is $30.86.

(2)
Weighted average remaining contractual life of outstanding stock options is 5.92 years.

(3)
Includes 450,634 shares issued under the URS Plan assumed by AECOM in connection with its acquisition of URS Corporation.

(4)
The first amount reflects the number of shares issuable from PEPs and RSUs. The second amount reflects the number of shares issuable from stock options.

Burn Rate is equal to the total number of equity awards the Company granted in a fiscal year divided by the weighted average common stock outstanding during the year. The following table sets forth information to calculate the Company's burn rate for the last three fiscal years:

Fiscal Year	Stock Options Granted(1)	RSUs Granted(2)(3)	PEPs Granted(4)	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate

2014	638,570	1,009,794	730,644	2,379,008	97,226,188	2.45%
2015	0	1,927,497	1,119,448	3,046,945	149,604,978	2.04%
2016	0	1,659,617	1,005,746	2,665,363	154,771,620	1.72%

(1)
The number of stock options cancelled in fiscal years 2014, 2015 and 2016 are 55,827, 25,257 and 4,670, respectively.

(2)
Excludes shares issued under the URS Corporation 2008 Equity Incentive Plan assumed by AECOM in connection with its acquisition of URS Corporation in 2014.

(3)
The number of RSUs cancelled in fiscal years 2014, 2015 and 2016 are 492,407, 829,029 and 635,186, respectively.

(4)
The number of PEPs cancelled in fiscal years 2014, 2015 and 2016 are 305,387, 231,716 and 273,277, respectively.

The following table reflects the number of actual shares issued in the last three fiscal years after specified performance targets were achieved for PEP awards:

Fiscal Year PEPs Earned/Issued	Number of PEPs Earned/Issued

2014	86,310
2015	385,287
2016	830,094

Promotion of Good Corporate Governance Practices

The Plan provides for the following:

  •
  stock options and stock appreciation rights may not have a term in excess of seven years, may not be repriced without stockholder approval and may not be granted at a discount to the fair market value of our common stock on the grant date;

  •
  annual limit on equity and cash compensation that may be paid or awarded to non-employee directors;

  •
  minimum vesting periods;

  •
  administrator has no discretion to accelerate the vesting of awards (subject to limited exceptions);

  •
  if there is a change in control of the Company, outstanding awards cannot immediately vest unless they are not assumed by the buyer and, if the outstanding performance awards are assumed by the buyer, they will continue to be subject to performance conditions or be converted into time-based vesting awards, the number of which would be determined based on the Company's actual performance as of the change in control;

  •
  share design that limits the number of "full-value" restricted stock and restricted stock unit awards, whether time or performance-based, that may be granted under the Plan since these awards are counted against the Plan's share reserve as 2.5 shares for every one share issued in connection with such awards; we maintain this "fungible share design" since "full-value" awards are perceived by institutional investors and proxy advisory firms to have a higher cost compared to other awards like stock options;

  •
  removal of evergreen provision that was included in the 2006 Stock Incentive Plan;

  •
  dividends or dividend equivalents credited/payable in connection with an award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests;

  •
  the administrator may cancel outstanding awards or, in some cases, "claw back" awards previously realized if certain authorized officers are found to engage in acts of misconduct; and

  •
  awards made under the Plan may qualify as "performance-based compensation" under Section 162(m) of the Code, as defined below.

Section 162(m) of the Internal Revenue Code

The Board believes that it is in the best interests of the Company and its stockholders to provide for an incentive plan under which stock-based compensation awards made to the Company's executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards under it can satisfy the requirements for "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code ("the Code"). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company's Chief Executive Officer or any of the Company's three other most highly compensated executive officers (other than the Company's Chief Financial Officer), such compensation must qualify as "performance-based." One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company's stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and stockholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m). Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval there can be no guarantee that compensation will be treated as exempt "performance-based" compensation under

Section 162(m). Furthermore, our Compensation/Organization Committee will continue to have the authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

Plan Summary

The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete statement of the Plan, which is set forth in Annex B of this Proxy Statement.

Administration.    The Plan will be administered by the Compensation/Organization Committee of the Board, or in the absence of a Compensation/Organization Committee, a properly constituted compensation committee or the Board itself. Subject to the express provisions of the Plan (including the minimum vesting conditions described below), the administrator is authorized and empowered to do or perform all things that it determines to be necessary or appropriate in connection with the administration of the Plan. The Compensation/Organization Committee may, by resolution, authorize one or more officers of the Company to perform any or all things that it is authorized and empowered to do or perform under the Plan, provided that such resolution will specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer will designate himself or herself as a recipient of any awards granted under authority delegated to such officer. In addition, the Compensation/Organization Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.

Participants.    Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any subsidiary will be eligible for selection by the administrator for the grant of awards under the Plan. In addition, non-employee directors (subject to the limitations on the value of awards that can be granted to any non-employee director annually as specified in the Plan and discussed below) and any service providers who have been retained to provide consulting, advisory or other services to the Company or to any subsidiary will be eligible for the grant of awards under the Plan. Options intending to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code may only be granted to employees of the Company or any subsidiary. Approximately 87,000 employees and 8 non-employee directors qualify to participate in the Plan as of the end of fiscal year 2016.

Qualifying Performance Criteria.    The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares, units or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award; which criteria may be based on "qualifying performance criteria" (as described below) or other standards of financial performance; and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m).

For purposes of the Plan, the term "qualifying performance criteria" means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, either based upon United States Generally Accepted Principles ("GAAP") or non-GAAP financial results, in each case as specified by the administrator: (i) cash flow (before or after dividends), (ii) free cash flow or free cash flow per share, (iii) earnings or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iv) stock price, (v) return on equity, (vi) total stockholder return, (vii) return on capital or investment (including return on total capital, return on invested capital or return on investment), (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) income or net income, (xiv) operating income, (xv) operating profit or net operating profit, (xvi) operating margin or profit margin, (xvii) return on operating revenue, (xviii) cash from operations, (xix) operating ratio, (xx) operating revenue, (xxi) net service revenue and/or total backlog, (xxii) days sales outstanding, (xxiii) health and safety or (xxiv) customer service.

To the extent consistent with Section 162(m), the administrator may appropriately adjust any evaluation of performance under a qualifying performance criteria (i) to eliminate the effects of charges for restructurings, discontinued operations and all items of gain, loss or expense that are infrequently occurring or related to the disposal of a segment of a business or related to a change in accounting principles, all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or as identified in the company's financial statements or notes to the financial statements, (ii) to exclude any of the following events that occur during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) accruals of any amounts for payment under the Plan or any other compensation arrangement maintained by the Company, and (iii) for such other events as the administrator deems appropriate, if such adjustment is timely approved in connection with the establishment of such qualifying performance criteria.

Shares Subject to the Plan and to Awards.    The aggregate number of shares issuable under the Plan will not exceed 13,755,000. Any shares issued under options or stock appreciation rights will be counted against the number of shares issuable under the Plan on a one-for-one (1:1) basis and any shares issued pursuant to awards other than options or stock appreciation rights will be counted against this limit as 2.5 shares for every one (1) share subject to such award. Shares subject to outstanding awards under the Prior Plans as of January 1, 2016 (such awards the "Prior Plan Awards"), that, from and after January 1, 2016, are canceled, expired, forfeited or otherwise not issued pursuant to such Prior Plan Award (including as a result of being withheld to pay withholding taxes in connection with any such awards (other than options or stock appreciation rights) or such award being settled in cash) will be added to the number of shares issuable under the Plan as one (1) share if such shares were subject to options or stock appreciation rights granted under a Prior Plan, and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights granted under a Prior Plan. The aggregate number of shares available for grant under the Plan and the number of shares subject to outstanding awards will be subject to adjustment as provided in the Plan. The shares issued pursuant to awards granted under the Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

For purposes of the share limit described above, the aggregate number of shares issued under the Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award under the Plan. Notwithstanding the foregoing, shares subject to an award under the Plan may not again be made available for issuance under the Plan (and shall not be added to the Plan in respect of awards under a Prior Plan) if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares delivered to or withheld by the Company to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related an option or a stock appreciation right or (iv) shares repurchased on the open market with the proceeds of an option exercise. Any shares that again become available for grant pursuant to the foregoing will be added back as one (1) share if such shares were subject to options or stock appreciation rights, and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights. Shares subject to awards that have been canceled, expired, forfeited, delivered to or withheld by the Company to pay the withholding taxes related to an award other than an option or a stock appreciation right or otherwise not issued under an award and shares subject to awards settled in cash will not count as shares issued under the Plan.

Subject to adjustments for changes in capitalization, the aggregate number of shares that may be earned pursuant to awards granted under the Plan during any calendar year to any one participant will not exceed 2,000,000. Subject to adjustments for changes in capitalization, the aggregate number of shares that may be issued pursuant to the exercise of ISOs granted under the Plan will not exceed 7,000,000. The maximum cash amount payable pursuant to all incentive bonus awards granted in any calendar year to any participant under the Plan that are intended by the administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will not exceed $10,000,000. The aggregate dollar value of equity-based (based on the grant date fair value of equity-based awards) and cash compensation granted under the Plan or otherwise during any calendar year to any one non-employee director may not exceed $600,000; provided, however, that in the calendar year in which a non-employee director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation to the participant may be up to 200% of the foregoing limit and the foregoing limit will not count any tandem SARs (as defined below).

Awards granted or shares issued by the Company in assumption of or in substitution or exchange for awards previously granted or the right or obligation to make future awards, by a company acquired by the Company or any subsidiary or with which the Company or any other subsidiary combines will not reduce the amount of shares authorized for issuance under the Plan or authorized for grant to a participant in any calendar year. Additionally, in the event that a company acquired by the Company or any subsidiary, or with which the Company or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and will not reduce the amount of shares authorized for issuance under the Plan; provided that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination.

No Acceleration and Minimum Vesting.    The administrator will not have the discretion to accelerate the vesting of any outstanding awards, except that the administrator may accelerate the vesting of awards in the event of a participant's death or disability or pursuant to the Plan's change in control provisions. Further, equity-based awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the administrator may provide that awards become exercisable, vest or settle prior to such date in the event of a participant's death, disability or in the event of a change in control. Notwithstanding the foregoing, up to 5% of the aggregate number of shares authorized for issuance under the Plan may be issued pursuant to awards subject to any, or no, vesting conditions, as the administrator determines appropriate.

Option Awards.    The administrator will establish the exercise price per share under each option, which, other than in the event of substitute awards granted in connection with a merger or other acquisition, will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of seven (7) years from the date of grant. Options granted under the Plan may either be ISOs or options which are not intended to qualify as ISOs or non-qualified stock options ("NQSOs"). Other than in connection with a change in the Company's capitalization, the Company will not, without stockholder approval, reduce the exercise price of an option and, at any time when the exercise price of an option is above the fair market value of a share, the Company will not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such option for cash or a new award.

Stock Appreciation Rights.    A stock appreciation right ("SAR") provides the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Plan ("tandem SARs") or not in conjunction with other awards ("freestanding SARs"). All freestanding SARs will be granted subject to the same terms and conditions and limitations applicable to options as set forth above and in the Plan and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. Other than in connection with a change in the Company's capitalization, the Company will not, without stockholder approval, reduce the exercise price of such stock appreciation right and, at any time when the exercise price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such stock appreciation right for cash or a new award.

Restricted Stock and Restricted Stock Units.    Restricted stock is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate (subject to the minimum vesting conditions described above). Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Participants holding shares of restricted stock granted under the Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on the company's stock ledger. Participants in whose name restricted stock is granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the administrator. Shares underlying restricted stock units will be entitled to dividends or dividend equivalents only to the extent provided by the administrator. Dividends or dividend equivalents credited/payable in connection with an award of restricted stock or restricted stock units that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

Incentive Bonuses.    The administrator will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under an incentive bonus, which criteria may be based on performance conditions.

Deferral of Gains.    The administrator may, in an award agreement or otherwise, provide for the deferred delivery of shares or cash upon settlement, vesting or other events with respect to restricted stock units, or in payment or satisfaction of an incentive bonus.

Amendment and Termination.    The Board may amend, alter or discontinue the Plan and the administrator may amend or alter any agreement or other document evidencing an award made under the Plan, except no such amendment may, without the approval of the stockholders of the Company (other than in respect of a change in the Company's capitalization): increase the maximum number of shares for which awards may be granted under the Plan; reduce the price at which options may be granted pursuant to the terms of the Plan; reduce the exercise price of outstanding options or stock appreciation rights and, at any time when the exercise price of an option or stock appreciation right is above the fair market value of a share (except in the case of a change in control), cancel and re-grant or exchange such option or stock appreciation right for cash or a new award; extend the term of the Plan; change the class of persons eligible to be participants; otherwise amend the Plan in any manner requiring stockholder approval by law or under the NYSE's listing requirements; or increase the individual maximum limits set forth in the Plan.

No amendment or alteration to the Plan or an award or award agreement may be made which would impair the rights of the holder of an award, without such holder's consent, provided that no such consent will be required if the administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

Adjustments of and Changes in the Stock.    The number and kind of shares available for issuance under the Plan (including under any awards then outstanding), and the number and kind of shares subject to the limits set forth in the Plan and above, will be equitably adjusted by the administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding.

In the event there shall be any other change in the number or kind of outstanding shares or to any stock or other securities into which such shares shall have been changed or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise (a "Transaction"), then the administrator will, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected, which adjustments need not be uniform between different awards or different types of awards. Unless otherwise provided in an award agreement, in the event of a Transaction, outstanding awards may be continued or assumed by the continuing or successor organization, or the successor may substitute equivalent awards. With respect to awards subject to performance-based vesting criteria that are continued, assumed or substituted for in accordance with the preceding sentence, such awards will either (a) continue to be subject to such performance-based vesting criteria or (b) be deemed to have satisfied such performance-based vesting criteria based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction.

Unless otherwise provided in an award agreement, in the event of a Transaction in which the successor does not continue, assume or substitute for any outstanding awards, all awards that are not assumed, continued or substituted for will be treated as follows effective immediately prior to (and contingent upon) the consummation of the Transaction: (a) in the case of an option or stock appreciation right, the participant will have the ability to exercise such option or stock appreciation right, including any portion of the option or stock appreciation right not previously exercisable, (b) in the case of any award the vesting of which is in whole or in part subject to performance-based vesting criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse and such award will immediately vest and the participant will have the right to receive a payment based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction and (c) in the case of outstanding restricted stock and/or restricted stock units (other than those referenced in clause (b)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse and such awards shall immediately vest.

Transferability.    Awards may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, outstanding options may be exercised following a participant's death by the participant's beneficiaries or as permitted by the administrator, and, to the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts or family partnerships.

Effective Date and Termination of the Plan.    The Board adopted the Plan on November 16, 2016 (the "Effective Date"). The Plan will remain available for the grant of awards until the 10th anniversary of the Effective Date.

Federal Income Tax Treatment

The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.

Stock Options.    ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee's gain (or loss) on a subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights.    An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units.    Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, such participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant's termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Incentive Bonuses.    A participant will have taxable income at the time an incentive bonus award becomes payable and, if the participant has timely elected deferral to a later date, at such later date. At these times, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m).    The Plan is designed to allow awards made under it to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, however there can be no guarantee that amounts payable under the Plan will be treated as qualified "performance-based" compensation under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to our Chief Executive Officer or to any of our three other most-highly compensated executive officers (other than the Chief Financial Officer), such compensation must qualify as "performance-based." However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be deductible under all circumstances.

New Plan Benefits

The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Compensation/Organization Committee and the Compensation/Organization Committee has not determined future awards nor who might receive them. Information about awards granted in fiscal year 2016 to the Company's NEOs can be found in the table under the heading "Grants of Plan-Based Awards" below.

Vote Required and Recommendation of the Board of Directors

The Amended and Restated 2016 Stock Incentive Plan must be approved, in accordance with the listing requirements of the New York Stock Exchange ("NYSE"), by the affirmative vote of a majority of the votes cast on the proposal at the 2017 Meeting. Abstentions will have the effect of a vote against the proposal, whereas broker non-votes will not count as votes cast for this purpose and will therefore have no effect on the outcome of the proposal.

The Board of Directors recommends that you vote FOR the Amended and Restated 2016 Stock Incentive Plan.

Equity Compensation Plans

The following table presents certain information about shares of AECOM common stock that may be issued under our equity compensation plans as of September 30, 2016:

	Column A		Column B		Column C

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)

Equity compensation plans not approved by stockholders	N/A		N/A		N/A
Equity compensation plans approved by stockholders
AECOM Stock Incentive Plans	6,664,899	(2)	$30.36	(3)	10,881,790
AECOM Employee Stock Purchase Plan	N/A		N/A		3,891,374

Total	6,664,899		$30.36		14,773,164

(1)
The table does not include information for the 462,964 shares issued under the URS Corporation 2008 Equity Incentive Plan assumed by AECOM in connection with its acquisition of URS Corporation. No additional equity awards may be granted under the URS Corporation 2008 Equity Incentive Plan.

(2)
Includes 876,795 shares issuable upon the exercise of stock options, 3,569,321 shares issuable upon the vesting of Restricted Stock Units and 2,218,783 shares issuable if specified performance targets are met under Performance Earnings Program Awards.

(3)
Weighted average exercise price of outstanding options-only rights.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING FOR BUSINESS COMBINATIONS

Overview

The Board unanimously recommends that stockholders approve an amendment to our Amended and Restated Certificate of Incorporation ("Certificate") to eliminate Article Eighth, which provides for a supermajority voting standard for the approval of certain business combination transactions, so that such transactions may be approved by a majority vote of the outstanding shares of stock of the Company.

Background

Article Eighth of our Certificate currently requires a supermajority voting standard for our stockholders to approve certain business combinations, and is the only provision in the Certificate that requires a supermajority vote. Specifically, Article Eighth requires that any business combination (as defined in the Certificate to include certain mergers, consolidations, sales of assets, and adoption of any plan for the liquidation or dissolution of the Company) must receive the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Company represented and voting at a duly held meeting at which a quorum is present.

Supermajority vote requirements like the ones contained in Article Eighth of the Certificate are intended to facilitate corporate governance stability and provide protection against self-interested action by large stockholders by requiring broad stockholder consensus to make certain fundamental changes. However, while such protections can be beneficial to stockholders, many stockholders and proxy advisory firms now view these provisions as limiting the Board's accountability to stockholders and the ability of stockholders to effectively participate in corporate governance.

After considering stockholder input and the advantages and disadvantages of maintaining the supermajority vote requirements, the Board unanimously adopted a resolution authorizing and declaring it advisable and in the best interests of the Company to amend the Certificate to eliminate the supermajority voting provisions contained in Article Eighth and recommended the submission of this amendment for stockholder approval. If this proposal is approved, Article Eighth would be deleted in its entirety, and the voting standard for business combination transactions currently governed by Article Eighth would be governed instead by the Delaware General Corporation Law, which provides for approval by a "majority of the outstanding stock" of the Company.

The proposed amendment to the Certificate to delete Article Eighth in its entirety is attached as Annex C.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock of the Company is required to approve amending the Certificate to eliminate the supermajority provision. Abstention and broker non-votes will have the effect of a vote against the proposal.

The Board of Directors recommends that you vote FOR amending the Certificate to eliminate the supermajority provision.

PROPOSAL 5
FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Overview

We currently provide an advisory vote on executive compensation at least once a year. Section 14A of the Securities and Exchange Act of 1934, as amended, ("Exchange Act") requires us to ask stockholders, every six years, to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years. The Company's stockholders were provided with the opportunity to vote on the frequency of "Say-on-Pay" votes in 2011. The stockholders voted in favor of holding "Say-on-Pay" votes annually and the Board adopted this standard.

The Board recommends that advisory votes on executive compensation continue to occur every year (annually). We believe that this frequency is appropriate at this time for a number of reasons, including:

  •
  A shorter frequency is consistent with our current practice as well as the expectations of our investors for greater accountability on executive compensation decisions; and

  •
  A shorter frequency provides our stockholders with additional opportunities to communicate their views as to whether we are meeting our pay for performance alignment objectives.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board's recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. The Board will disclose its position on the frequency of future advisory votes on executive compensation on our website at www.aecom.com.

Vote Required and Recommendation of the Board of Directors

Stockholders may vote to (i) hold the vote every year, (ii) hold the vote every two years, (iii) hold the vote every three years or (iv) abstain on the proposal. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal at the 2017 Annual Meeting will be required to approve, on an advisory basis, the frequency of holding the advisory vote on the Company's executive compensation. Abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non votes will not be counted as participating in the voting on the proposal and will therefore have no effect on the outcome of the vote on the proposal.

The Board of Directors recommends that you vote to conduct future advisory votes on the Company's executive compensation every year (annually).

PROPOSAL 6
ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, AECOM's executive compensation as reported in this Proxy Statement.

At AECOM, executive compensation plans are driven by short- and long-term financial performance metrics that are designed to align management's incentives with long-term stockholder value. Importantly, AECOM believes its executives should be compensated for performance on specific metrics that result in long-term value creation for its stockholders. As such, AECOM's executives are incentivized on earnings, cash flow and beginning in 2017 total stockholder return, which are performance metrics widely accepted by investors.

The Company's executive compensation program is designed to incentivize employees for delivering exceptional performance on both earnings and cash flow, which the Company believes will directly translate into enhanced financial performance and leading stockholder value creation.

Successes and Momentum:

  •
  The Company delivered 19% organic revenue growth in its Building Construction business and returned to positive organic growth in the Americas Design market in the second half of the fiscal year.

  •
  Growth continued in the United Kingdom despite market volatility and uncertainty created by the Brexit referendum.

  •
  The Company also exceeded its stated goal with approximately $290 million of run-rate synergy savings from the URS transaction exiting fiscal year 2016, and remains on track to deliver $325 million of run-rate synergies in fiscal 2017.

  •
  Total backlog at the end of fiscal year 2016 was near its all-time high at $43 billion. Key investments in business development and advancing the Company's design, build, finance, and operate capabilities resulted in strong backlog performance through the year and momentum entering fiscal year 2017.

  •
  Wins in the fourth quarter of fiscal year 2016 hit an all-time high of $6.3 billion including a 1.6x book-to-burn ratio in the Americas Design business and a 7.5x book-to-burn ratio in the Oil & Gas business.

  •
  The Company has a nearly $50 billion pipeline of qualified opportunities in its Management Services business, nearly half of which are expected to reach the award phase in fiscal year 2017 and could contribute to substantial backlog growth.

Cash Flow and Capital Allocation:

  •
  The Company delivered $814 million of operating cash flow and $6771 million of free cash flow, which marked its second highest ever free cash flow result.

  •
  Free cash flow was positive in all four quarters of the fiscal year and has now been positive for 17 of the past 18 quarters.

  •
  This consistent cash generation performance is the direct result of a diverse mix of geographies, end markets, and services types and is representative of the success of the Company's incentive plan design.

  •
  Strong cash generation resulted in tremendous progress against the stated objective to reduce the total debt balance. The Company paid down $482 million of debt during the fiscal year and has now paid down $1.2 billion over the past two fiscal years since closing the URS acquisition.

1
See Annex A, Reconciliation of Non GAAP Items.

These successes and strong business momentum create an optimal environment for continued strong earnings and cash flow performance, which the Company believes will lead to enhanced stockholder value.

We urge stockholders to read the "COMPENSATION DISCUSSION AND ANALYSIS" section in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the SUMMARY COMPENSATION TABLE and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation/Organization Committee and the Board believe that the policies, procedures and programs articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company's success.

We are asking stockholders to approve the following advisory resolution at the 2017 Annual Meeting:

  RESOLVED, that the stockholders of AECOM (the "Company") approve, on an advisory basis, the compensation of the Company's Named Executive Officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2017 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a "Say-on-Pay" resolution, is non-binding on the Company, the Board and the Compensation/Organization Committee and will not be construed as overruling a decision by, nor creating nor implying any additional fiduciary duty for, the Company, the Board of the Directors or the Compensation/Organization Committee. However, the Board and the Compensation/Organization Committee will review and consider the voting results on this proposal when evaluating our executive compensation program.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the advisory resolution on the Company's executive compensation at the 2017 Annual Meeting is required to approve the advisory resolution on the Company's executive compensation. Abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-votes will not be counted as participating in the voting on the proposal and will therefore have no effect on the outcome of the vote on the proposal.

The Board of Directors recommends that you vote FOR the advisory resolution to approve executive compensation.

CORPORATE GOVERNANCE

Board Meetings

During our fiscal year ended September 30, 2016, our Board met five times, the Audit Committee met five times, the Compensation/Organization Committee met two times, the Nominating and Governance Committee met once and the Strategy, Risk and Safety Committee met four times. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings held by all committees of the Board on which he or she served during fiscal year 2016.

Director Independence

Currently, 8 of the 10 members of our Board are independent directors as defined in accordance with the listing standards of the NYSE. These standards provide that a director is independent only if our Board affirmatively determines that the director has no direct or indirect material relationship with the Company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, our Board, upon the recommendation of our Nominating and Governance Committee, annually reviews the independence of our directors. In its most recent review, our Board considered, among other things, the employment relationships between the Company and our directors and their families; the other specific relationships that would preclude a determination of independence under the NYSE independence rules; any affiliation of the Company's directors and their families with the Company's independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors; any transactions with directors and members of their families that would require disclosure in this Proxy Statement under U.S. Securities and Exchange Commission ("SEC") rules regarding related person transactions; the insubstantial amount of goods and services that we purchase in the ordinary course of business from companies of which some of our directors or members of their families are associated; and the modest amount of our contributions to non-profit organizations of which some of our directors or members of their families are associated.

Our Nominating and Governance Committee and the Board have determined that the following members and nominees are independent as determined by the standards of the NYSE: James H. Fordyce, Senator William H. Frist, Linda Griego, David W. Joos, Dr. Robert J. Routs, Clarence T. Schmitz, Douglas W. Stotlar and General Janet C. Wolfenbarger.

Board Leadership Structure

The Board has been, and continues to be, a proponent of Board independence. As a result, the Company's corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms, including a lead independent director, only independent directors serving as committee chairs and the directors' and committees' ability to engage independent consultants and advisors.

The Audit, Compensation/Organization and Nominating and Governance Committees are composed entirely of independent directors. The Nominating and Governance Committee is responsible for recommending the appointment of a lead independent director, which is appointed by the Board.

James H. Fordyce has served as the lead independent director since fiscal year 2015 and our independent directors reappointed him as our lead independent director on March 2, 2016 for an additional one year term, subject to his reelection at the 2017 Annual Meeting. Mr. Fordyce brings considerable financial expertise from his past business experience as well as essential corporate governance experience from his current and prior service on private and public company boards.

The intended purpose of establishing the position of lead independent director is to expand lines of communication between the Board and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management. The lead independent director has the following duties:

  •
  to organize, convene and preside over executive sessions of the non-employee and independent directors and promptly communicate approved messages and directives to the Chairman of the Board and the Chief Executive Officer;

  •
  to consult with the Chairman of the Board and the Chief Executive Officer on agendas for Board meetings and other matters pertinent to the Company and the Board;

  •
  to collect and communicate to the Chairman of the Board and the Chief Executive Officer the views and recommendations of the independent directors relating to his or her performance; and

  •
  to perform such other duties and responsibilities as may be assigned from time to time by the independent directors.

To complement this structure, the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in the best interests of the Company. The Board believes that the decision as to who should serve in those roles, and whether such offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations. Additionally, the Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman of the Board someone with hands-on knowledge of, and experience in, the operations of the Company.

Effective as of our 2015 Annual Meeting of Stockholders, the Board determined that the positions of Chairman of the Board and Chief Executive Officer would be held by Michael S. Burke. Mr. Burke has served as a key executive at the Company since 2005 where he gained unique insights into our business and the complex challenges we face, including being directly involved in the evolution of AECOM from a private company with approximately 20,000 employees into a public company with approximately 87,000 employees. The Board continues to believe that Mr. Burke is uniquely positioned to identify, lead and oversee the execution of our future strategic initiatives. The Board also believes that the established role of the lead independent director will continue to help ensure the effective independent functioning of the Board in fulfilling its oversight role. Therefore, in light of Mr. Burke's past tenure and his unique knowledge of the long-term goals of the Company, and because the lead independent director is empowered to play a significant role in the Board's oversight, the Board continues to believe that it is advantageous to continue to combine the positions of Chief Executive Officer and Chairman of the Board.

Executive Sessions

Executive sessions of non-employee directors are included on the agenda for every regularly scheduled Board meeting and, during fiscal year 2016, executive sessions were held at each regularly scheduled Board meeting. Executive sessions are chaired by the lead independent director.

Board's Role in Risk Oversight

The Board plays an active role, both as a whole and at the committee level, in overseeing management of the Company's risks. Management is responsible for the Company's day-to-day risk-management activities. The Company relies on a comprehensive risk management process to aggregate, monitor, measure and manage risks. The risk management process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company's risk management practices and capabilities, to review the Company's risk exposure and to elevate certain key risks for discussion at the Board level. The full Board monitors risk through regular reports from each of the committee chairs and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters, as disclosed in the below chart:

We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committee chairs, to exercise effective oversight of the actions of management.

Risk Assessment of Compensation Policies and Practices

In fiscal year 2016, the Compensation/Organization Committee's independent consultant, Exequity LLP, conducted a risk assessment of the Company's compensation policies and practices as they apply to all employees, including executive officers. The consultant reviewed the design features and performance metrics of our cash and stock-based incentive programs, along with the approval mechanisms associated with each, to determine whether any of these policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company.

As part of the review, several factors were noted that reduce the likelihood of excessive risk-taking:

  •
  Our compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including Performance Earnings Program awards and Restricted Stock Units granted under our 2016 Stock Incentive Plan, which typically vest or are earned over three years.

  •
  The Compensation/Organization Committee has ultimate authority to determine, and reduce, if appropriate, compensation provided to our executive officers, including each of the NEOs.

  •
  The Compensation/Organization Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged Exequity LLP as its independent consultant. Exequity performs services for the Compensation/Organization Committee as described in the Compensation Discussion and Analysis section of this Proxy Statement.

  •
  Our annual incentive programs for employees are funded in aggregate based on the results of key financial metrics. Individual payouts are based on a combination of financial metrics as well as qualitative factors.

  •
  Our long-term incentive and stock-based awards, including Performance Earnings Program awards and Restricted Stock Units granted under our 2016 Stock Incentive Plan, are all approved by either the Compensation/Organization Committee for our executive officers or by our Chief Executive Officer for non-executive officers.

  •
  Our NEOs are subject to stock ownership guidelines, our insider trading policy and our clawback policy.

Based on this assessment, the Company concluded that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors

The Board of the Company has four standing committees: the Audit Committee, the Compensation/Organization Committee, the Nominating and Governance Committee and the Strategy, Risk and Safety Committee. In accordance with NYSE regulations, each member of the Audit Committee, the Compensation/Organization Committee, and the Nominating and Governance Committee has been determined by our Board to be "independent." The committees operate under written charters that are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com.

The members of each of the Company's standing committees are as follows:

Audit Committee

Clarence T. Schmitz, Chair
Senator William H. Frist
David W. Joos
Douglas W. Stotlar

Compensation/Organization Committee

James H. Fordyce, Chair
Linda Griego
Dr. Robert J. Routs
Clarence T. Schmitz

Nominating and Governance Committee

Linda Griego, Chair
Senator William H. Frist
David W. Joos
General Janet C. Wolfenbarger, USAF Retired

Strategy, Risk and Safety Committee

Dr. Robert J. Routs, Chair
James H. Fordyce
Douglas W. Stotlar
Daniel R. Tishman

Audit Committee.    The Audit Committee, which is composed solely of independent directors as defined under Rule 10A-3(b)(1) of the rules of the U.S. Securities and Exchange Commission and the regulations of the NYSE, appoints the Company's independent auditors, reviews the results and scope of the audit of our financial statements as well as other services provided by our independent auditors, reviews and approves audit fees and all non-audit services as well as reviews and evaluates our audit and control functions, including our internal audit function. Our Audit Committee held five meetings during fiscal year 2016. Our Board has determined that Mr. Schmitz, Chair of the Audit Committee, and Messrs. Joos, and Stotlar each qualify as an "audit committee financial expert" as defined by the rules under the Exchange Act. The "Report of the Audit Committee" is included in this Proxy Statement.

Compensation/Organization Committee.    The Compensation/Organization Committee, which is composed solely of independent directors as defined under the regulations of the NYSE, non-employee directors, as defined under Rule 16b-3 of the Exchange Act, and outside directors for purposes of Section 162(m) of the Code, oversees our compensation plans. Such oversight includes decisions regarding executive management salaries, incentive compensation and long-term compensation plans, as well as Company-wide equity plans for our employees. This committee also reviews the Board' compensation plan for non-employee directors, determines whether independent compensation consultants should be utilized and oversees management succession planning. For further information regarding the Compensation/Organization Committee's processes and procedures for determining executive and non-employee director compensation, see the Compensation Discussion and Analysis section of this Proxy Statement. Our Compensation/Organization Committee held two meetings during fiscal year 2016. The "REPORT OF THE COMPENSATION/ORGANIZATION COMMITTEE OF THE BOARD OF DIRECTORS" is included in this Proxy Statement.

Nominating and Governance Committee.    The Nominating and Governance Committee is composed solely of independent directors as defined under the regulations of the NYSE and is responsible for recruiting and retaining qualified persons to serve on our Board, including recommending such individuals to the Board for nomination for election as directors; for evaluating director independence; and for oversight of our ethics and compliance activities. The Nominating and Governance Committee also considers written suggestions from stockholders, including potential nominees for election, and oversees other governance programs such as the Company's Corporate Governance Guidelines. This committee also conducts performance evaluations for directors being elected at each annual meeting of stockholders. Our Nominating and Governance Committee held one meeting during fiscal year 2016.

Strategy, Risk and Safety Committee.    The Strategy, Risk and Safety Committee reviews our corporate finance programs, proposed investments and acquisitions, our strategic plans, strategic initiatives, and the Company's overall policies regarding risk assessment, risk management and safety programs. Our Strategy, Risk and Safety Committee held four meetings during fiscal year 2016.

Corporate Governance Guidelines

Our Board has adopted the Corporate Governance Guidelines, which set forth several important principles regarding our Board and its committees, including Board of Director membership criteria as well as other matters. Our Corporate Governance Guidelines are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com.

Codes of Conduct and Ethics

We have adopted a Code of Conduct that describes the professional, legal, ethical, financial and social responsibilities of all of our directors, officers and employees. We require all of our directors, officers and employees to read and acknowledge the Code of Conduct, and we provide regular compliance training to all our directors, officers and employees. Our directors, officers and employees are also encouraged to report suspected violations of the Code of Conduct through various means, including a toll-free hotline available 24/7 in multiple languages, and they may do so anonymously. We also obtain year-end affirmations from management personnel confirming compliance with the Code of Conduct. If we make substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer or persons performing similar functions or any director, we will disclose the nature of such amendment or waiver in a press release, on our Web site and/or in a report on Form 8-K in accordance with applicable rules and regulations. We also have a Global Ethical Business Conduct Policy that provides specific guidance to help ensure that lawful and ethical business practices are followed while conducting international business activities. Our Code of Conduct and Global Ethical Business Conduct Policy are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com and in print to any stockholder that requests it. Any such request should be addressed to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

Communications with the Board of Directors

Our stockholders or other interested parties may communicate with our Board, a committee of our Board or one or more directors by sending a letter addressed to the Board, a committee of our Board or one or more directors to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. All communications will be compiled by our Corporate Secretary and forwarded to the Board, the committee or the director, as appropriate.

Director Nominations

The Nominating and Governance Committee of our Board is charged with identifying, reviewing and recommending to the Board qualified individuals to become directors and regularly assessing the size and composition of the Board and recommending any changes to the Board.

It is our belief that members of the Board should have the highest professional and personal ethics and values. The Board's Nominating and Governance Committee periodically reviews the appropriate skills and characteristics required of members of the Board in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. We believe that the Board should be comprised of individuals who are committed to enhancing stockholder value with sufficient time to effectively carry out their duties. While all directors should possess business acumen, the Board endeavors to include an array of targeted skills and experience in its overall composition. Criteria that the Nominating and Governance Committee looks for in director candidates include business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation, end markets and public policy and the absence of potential conflicts with the Company's interests. The Nominating and Governance Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

Our Nominating and Governance Committee will consider stockholder nominations for directors. The Nominating and Governance Committee evaluates any such nominees that are properly submitted using the same criteria it otherwise employs, as described above. Any recommendation submitted by a stockholder must include the same information concerning the potential candidate as is required when a stockholder wishes to nominate a candidate directly. In addition, any such recommendation must be received in the same time frame as is required by our Bylaws when a stockholder wishes to nominate a candidate directly. To be timely, the notice must be received no fewer than 90 and no more than 120 days prior to the date of the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date, notice by the stockholder to be timely must be received no more than 120 days prior to the date of the annual meeting and not less than the later of the close of business (a) 90 days prior to the date of the annual meeting and (b) the 10th day following the day on which public announcement of the date of such meeting was first made by the Company.

To be in proper form, the notice must, as to each person whom the stockholder proposes to nominate for election or re-election as a director, set forth all information concerning such person as would be required in a proxy statement soliciting proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person's signed written consent to being named in the proxy statement as a nominee and to serve as a director of the Company, if elected) and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand. In addition, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, the notice must also state the name and address, as they appear on the Company's books, of such stockholder and such beneficial owner, the class and number of shares of the Company that are owned of record and beneficially by such stockholder and such beneficial owner, a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder or beneficial owner and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) of the Exchange Act, and a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Company's capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Company. Stockholders who wish to nominate candidates for director must do so pursuant to these procedures.

Director Attendance at Annual Meetings

AECOM's policy is for directors to attend our annual meetings of stockholders unless there are extenuating circumstances. All of the members of our Board of Directors attended the 2016 Annual Meeting.

Director Compensation

Information regarding the compensation of our non-employee directors is discussed below in "COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION — DIRECTORS' COMPENSATION FOR FISCAL YEAR 2016."

Director Retirement Policy

Our Board has adopted Corporate Governance Guidelines providing that unless otherwise recommended by the Nominating and Governance Committee and approved by the Board, directors are expected to retire from the Board at the end of the term of service during which they turn 72 years of age.

Related Party Transaction Policy

We have adopted a written related party transaction policy, which covers transactions in excess of $100,000 between the Company and our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. The policy requires that any such transaction be considered and approved by our Audit Committee. In reviewing such transactions, the policy requires the Audit Committee to consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to the benefits to the Company, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or employees generally.

Under the policy, if we should discover related party transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Certain Relationships and Related Transactions

Mr. Tishman, Vice Chairman of the Company and a member of our Board, owns a substantial equity interest in, and has certain management rights with respect to, Tishman Hotel & Realty LP, a Delaware limited partnership ("THR"), which is party to a Shared Services Agreement ("Services Agreement" or "SSA"), dated July 14, 2010, with our wholly owned subsidiary, Tishman Construction Corporation ("TCC"). Pursuant to the Services Agreement, which was entered into in connection with our acquisition of TCC in July 2010, TCC provides THR and certain affiliates certain services, such as information technology support, in exchange for fees based on an annual budget. The initial term of the Services Agreement expired on July 14, 2015, and is renewable annually. In fiscal year 2016, TCC received approximately $26,303 in fees from THR pursuant to the Services Agreement. THR and TCC are also parties to an Occupancy Agreement, dated July 14, 2010, (the "Occupancy Agreement") pursuant to which THR pays to TCC a portion of the rent payable by TCC for its office space in a building located in New York City in exchange for the right to use and occupy a portion of such space. THR may terminate the Occupancy Agreement at any time on 30 days' notice to TCC. In fiscal year 2016, TCC received approximately $1,484,922 in rent from THR pursuant to the Occupancy Agreement.

Mr. Tishman has an agreement with AECOM for reimbursement of private air travel for AECOM-related business travel to a company owned by Mr. Tishman. In fiscal year 2016, this amount was $125,358. Mr. Tishman is an indirect owner of a company with a real estate development project that has engaged an AECOM affiliate to perform pre-construction and construction management services totaling $4,943,064.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are subject to stock ownership guidelines, which are intended to align their interests with those of our stockholders. Under the guidelines, our non-employee directors must maintain ownership of AECOM stock at a multiple of five times the annual retainer by the end of the fiscal year following the fifth anniversary of the director's initial appointment to the Board. The minimum number of shares guideline is updated annually based on the current retainer ($100,000 since August 21, 2014) and the 12-month trailing average AECOM stock price. Shares owned directly or indirectly, the value of vested but unexercised stock options and unvested Restricted Stock Units and PEPS are counted toward the guidelines. The following table outlines the ownership of our non-employee directors as of September 30, 2016:

Non-Employee Director	Requirement — Retainer Multiple	Actual — Retainer Multiple

James H. Fordyce	5.0	41.9

Senator William H. Frist	5.0	11.5

Linda Griego	5.0	8.8

David W. Joos	5.0	8.1

Dr. Robert J. Routs	5.0	5.9

Clarence T. Schmitz	5.0	5.8

Douglas W. Stotlar	5.0	12.3

General Janet C. Wolfenbarger	5.0	2.4

All of our non-employee directors exceeded the stock ownership guidelines, with the exception of General Wolfenbarger, for whom compliance with the guideline is not required until September 30, 2020, the end of the fiscal year following the five-year anniversary of when she became a director.

Please see the Compensation Discussion and Analysis section for a discussion of the executive stock ownership guidelines applicable to our NEOs.

EXECUTIVE OFFICERS

AECOM's current executive officers are as follows:

Name	Age	Position(s) Held

Michael S. Burke	53	Chairman of the Board and Chief Executive Officer

Carla J. Christofferson	49	Executive Vice President, General Counsel

Mary E. Finch	47	Executive Vice President, Chief Human Resources Officer

Stephen M. Kadenacy	48	President, Chief Operating Officer

Daniel P. McQuade	57	Group President, Construction Services

W. Troy Rudd	52	Executive Vice President, Chief Financial Officer

Daniel R. Tishman	61	Director, Vice Chairman

Frederick W. Werner	63	Group President, Design and Consulting Services — Americas

Randall A. Wotring	60	President, Technical and Operational Services

The following section sets forth certain background information regarding those persons currently serving as executive officers of AECOM:

Michael S. Burke was appointed Chief Executive Officer of the Company and was elected to the Board in March 2014. In March 2015, Mr. Burke was appointed Chairman of the Board (see also the section entitled "Corporate Governance — Board Leadership Structure"). Mr. Burke previously served as President of the Company from October 2011 to March 2014, Chief Financial Officer from December 2006 to September 2011 and Executive Vice President from May 2006 to September 2011. He also served as Chief Corporate Officer from May 2006 to January 2009. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy, in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm KPMG LLP. He served in various senior leadership positions, including as a Western Area Managing Partner from 2002 to 2005 and as a member of KPMG's Board of Directors from 2000 through 2005. While on the KPMG Board of Directors, Mr. Burke served as the Chairman of the Board Process and Governance Committee and as a member of the Audit and Finance Committee. Mr. Burke serves on the Board of Directors of Rentech Inc. and is the Chairman of its Audit Committee. Mr. Burke also serves on various charitable and community boards.

Carla J. Christofferson was appointed Executive Vice President and General Counsel of AECOM in March 2015. Prior to joining AECOM, Ms. Christofferson was Managing Partner at O'Melveny & Myers LLP in Los Angeles, a position she held since 2008. During her 22-year tenure at the firm, she represented clients in a number of industries, including power, energy and oil & gas. Ms. Christofferson began her career as a judicial clerk for the Honorable W. Matthew Byrne, Jr., of the U.S. District Court, Central District of Los Angeles. She was also co-owner of the Los Angeles Sparks Women's National Basketball Association team.

Mary E. Finch was appointed Executive Vice President and Chief Human Resources Officer in August 2015. Prior to joining AECOM, she spent 14 years at Accenture, a provider of strategy, consulting, digital, technology and operations services, where she held positions of increasing responsibility, and most recently was the Senior Managing Director and Chief Operating Officer for Global Human Resources. Prior to joining Accenture, she held roles of progressive responsibility with Abilizer Solutions and Accenture legacy firm, Andersen Consulting.

Stephen M. Kadenacy was appointed President in October 2014, Chief Operating Officer in October 2016, and served as Chief Financial Officer from October 2011 until October 2015. From May 2008 to September 2011, he served as Senior Vice President, Corporate Finance. Prior to joining AECOM, Mr. Kadenacy was with the accounting firm KPMG LLP in San Francisco since 1996. Mr. Kadenacy previously served on the Board of Directors and Audit Committee of ABM Industries Inc.

Daniel P. McQuade was appointed Group President, Construction Services in June 2015 and was previously Group President, Building Construction as of October 2014. He previously served as Chief Executive of the Company's legacy construction services practice from May 2012 to October 2014. From July 2010 to May 2012, he was Chief Operating Officer of the firm's construction services practice for the United States. Prior to joining AECOM in July 2010 as part of the Tishman Construction Corporation acquisition, he served as President of Tishman from October 2005 to June 2010. Mr. McQuade is a member of the Cornell University Civil Engineering School's Advisory Board and has professional affiliations with the Construction Industry Round Table and the Construction Management Association of America.

W. Troy Rudd was appointed Executive Vice President and Chief Financial Officer in October 2015. He previously served as Chief Operating Officer, Design Consulting Services (DCS) Americas and Chief Financial Officer, DCS Global from November 2014 to October 2015. He also served as Senior Vice President, Corporate Finance and Treasurer from 2012 until October 2015. Mr. Rudd joined AECOM in 2009 as Vice President, Financial Planning and Analysis. Prior to joining AECOM, he spent 10 years as a partner with KPMG LLP, where he held various leadership roles.

Daniel R. Tishman was appointed to our Board of Directors and as Vice Chairman of the Company in July 2010 in connection with our acquisition of Tishman Construction Corporation. He has also served as Chairman of the Board of Directors and Chief Executive Officer of Tishman Construction Corporation, a leading construction management firm, since 2000. He is also Vice Chairman and a member of the Board of Tishman Hotel & Realty LP. Mr. Tishman serves on the Boards of the Real Estate Board of New York, the Natural Resources Defense Council, the Albert Einstein College of Medicine, the National September 11 Memorial & Museum and the UJA-Federation of NY. He also serves as an adviser to several government organizations.

Frederick W. Werner was appointed Group President, Design and Consulting Services — Americas, in October 2015 and Group President, Design and Consulting Services in October 2014. He previously served as President, Europe, Middle East and Africa, since October 2012. Prior to that time, Mr. Werner had served as President, Corporate Development, since October 2011 and Executive Vice President, Business Lines, from January 2009 to September 2011. He also served as Group Chief Executive of our U.S. Group from January 2008 to January 2009 and as Group Chief Executive of our U.S. Infrastructure Group from 2005 to 2008. Prior to that time, Mr. Werner served as President and Chief Operating Officer of AECOM's legacy DMJM+Harris operation from 2003 to 2005. He began his DMJM+Harris career in the Geotechnical Division in 1977, progressing to Vice President and Manager of New Jersey Operations, Senior Vice President and Manager of New York Operations and, finally, to Chief Operating Officer before becoming President.

Randall A. Wotring was appointed President of Technical and Operational Services in July 2016. Previously, Mr. Wotring served as Group President, Management Services and President of URS' Federal Services business since November 2004. After joining an affiliate of URS in 1981, Mr. Wotring held various leadership positions, including managing the day-to-day operations of the Engineering and Technical Services Group within the URS Federal Services business. He also served as a member of the URS Management Committee and Risk Management Committee. Mr. Wotring currently serves on the Board of Directors of TimkenSteel.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This Compensation Discussion and Analysis section describes our 2016 compensation decisions for the following Named Executive Officers, or NEOs:

Name Executive Officer	Role As of the End of Fiscal Year 2016

Michael S. Burke	Chairman of the Board and Chief Executive Officer

W. Troy Rudd	Executive Vice President, Chief Financial Officer

Stephen M. Kadenacy	President

Randall A. Wotring	President, Technical and Operational Services

Frederick W. Werner	Group President, Design and Consulting Services — Americas

2016 Business Highlights and Pay for Performance

2016 Business Highlights

Our executive compensation program is designed to incentivize employees to deliver exceptional performance on both earnings and cash flow, which we believe will directly translate into enhanced financial performance and stockholder value creation.

Successes and Momentum:

  •
  The Company delivered 19% organic revenue growth in its Building Construction business and returned to positive organic growth in the Americas Design market in the second half of the fiscal year.

  •
  Growth continued in the United Kingdom despite market volatility and uncertainty created by the Brexit referendum.

  •
  The Company also exceeded its stated goal with approximately $290 million of run-rate synergy savings from the URS transaction exiting fiscal year 2016, and remains on track to deliver $325 million of run-rate synergies in fiscal 2017.

  •
  Total backlog at the end of fiscal year 2016 was near its all-time high at $43 billion. Key investments in business development and advancing the Company's design, build, finance, and operate capabilities resulted in strong backlog performance through the year and momentum entering fiscal year 2017.

  •
  Wins in the fourth quarter of fiscal year 2016 hit an all-time high of $6.3 billion including a 1.6x book-to-burn ratio in the Americas Design business and a 7.5x book-to-burn ratio in the Oil & Gas business.

  •
  The Company has a nearly $50 billion pipeline of qualified opportunities in its Management Services business, nearly half of which are expected to reach the award phase in fiscal year 2017 and could contribute to substantial backlog growth.

Cash Flow and Capital Allocation:

  •
  The Company delivered $814 million of operating cash flow and $6771 million of free cash flow, which marked its second highest ever free cash flow result.

  •
  Free cash flow was positive in all four quarters of the fiscal year and has now been positive for 17 of the past 18 quarters.

  •
  This consistent cash generation performance is the direct result of a diverse mix of geographies, end markets, and services types and is representative of the success of the Company's incentive plan design.

  •
  Strong cash generation resulted in tremendous progress against the stated objective to reduce the total debt balance. The Company paid down $482 million of debt during the fiscal year and has now paid down $1.2 billion over the past two fiscal years since closing the URS acquisition.

These successes and strong business momentum create an optimal environment for continued strong earnings and cash flow performance, which the Company believes will lead to enhanced stockholder value.

2016 Pay For Performance

The Company's pay for performance alignment was evident in fiscal year 2016. While the Company outperformed its targets on cash flow, adjusted earnings declined from the prior year. A significant majority of each NEO's compensation is dependent on the Company's financial performance and execution of our financial and operational priorities. The Company's executive compensation plans are driven by the following short- and long-term financial performance metrics that are designed to advance these priorities with the intention of delivering financial growth and stockholder value creation over time. In fiscal year 2016 as compared to fiscal year 2015, our net income increased to $96 million, our adjusted net income of $4681 million was essentially flat, while our operational cash flow increased 7% to $814 million and our free cash flow decreased 3% to $6771 million.

Since the adjusted earnings per share performance metric in fiscal year 2016 annual cash incentive declined year over year, fiscal year 2016 annual cash bonuses decreased 6% for our CEO and 18% for our other NEOs3 as follows:

In addition, total direct compensation decreased 20% for our CEO and 10% for the other NEOs3 due to the above decrease in the fiscal year 2016 annual cash bonus and a decrease in long-term equity incentive awards.

CEO Total Direct Compensation	Other NEO Total Direct Compensation

1
Adjusted net income and free cash flow are non-GAAP measures, see Annex A, Reconciliation of Non-GAAP Items.

2
Reported adjusted earnings per share metric may exclude items primarily related to the resolution of acquisition related legal and project matters, non-core losses and losses on disposals, see Annex A, Reconciliation of Non-GAAP Items.

3
Defined as Messrs. Kadenacy, Wotring and Werner who were each NEOs in fiscal years 2015 and 2016.

2016 Annual Stockholder Meeting and Response to Stockholder Feedback

AECOM values the opportunity to engage with stockholders to obtain input on the Company's executive compensation programs. As a result of our engagement with stockholders over the past several years, the Company has experienced strong stockholder support for our executive compensation programs. In 2015, the Company maintained the primary earnings and cash flow performance metrics in its executive compensation programs, due mainly to our stockholder feedback that these metrics are strong indicators of stockholder value and would continue to garner strong stockholder support. However, the level of stockholder support at our 2016 Annual Meeting for our "Say-on-Pay" advisory vote declined to 61.8%. We continued to undertake in substantial stockholder outreach to better understand the causes of lower than anticipated stockholder support and to determine if any enhancements to our executive compensation program were appropriate. This engagement process spanned institutional investors that, on a combined basis, own greater than 50% of our outstanding shares, our compensation consultants, and institutional investor advisory firms. Following a long and rigorous consultative process, the results of stockholder engagement were shared with the Board for incorporation into our executive compensation program planning process, and the following changes were made effective as of fiscal year 2017:

What we heard from investors	What we have done in response	Reasoning

The equity performance awards should have a relative metric.	Beginning with equity awards granted in fiscal year 2017, our performance awards will include a relative three year TSR Metric.	Including a relative TSR metric will better align management incentives with stockholder goals of relative outperformance against a peer group.

The equity performance awards include only two performance metrics.	Beginning with equity awards granted in fiscal year 2017, our performance awards will include a third performance metric (relative TSR).	Including a third metric will provide additional opportunities to align management's interest with our stockholders who want long-term value creation.

The equity performance awards vest in three years but only contain two annual performance periods.	Beginning with equity awards granted in fiscal year 2017, our performance awards will include three annual performance periods for our financial metrics and one three year period for our relative TSR metric.	Extending the performance period will provide better long-term pay alignment with long-term stockholder value creation.

The Board has granted executive(s) one-time awards for extraordinary performance.	No one-time awards were granted in fiscal year 2016 and none are expected in 2017.	One-time awards will only be considered in limited circumstances.

The annual cash bonus and equity performance awards contain duplicative metrics (i.e., adjusted Earnings per Share or "EPS").	Our fiscal 2017 annual cash bonus plan will replace adjusted EPS with adjusted net income. Also operating cash flow per share will be revised to operating cash flow. With these changes short- and long-term metrics will be complimentary but will measure different performance.	Net income is an important metric for stockholder value as it incentivizes revenue growth and operational efficiency. "Per share" metrics reflect a long-term capital allocation strategy and are better suited to the long-term incentive equity awards.

Our Pay Philosophy, Pay Elements, "At-Risk" Performance and Share-Based Pay, and Pay Practices

2016 Pay Philosophy

The purpose of AECOM's executive compensation program is to recognize and reward outstanding achievement, as well as attract, motivate, reward and retain executives in a competitive talent market. In doing so, it is also the Company's intention to align its executives' interests with those of its stockholders.

The Compensation/Organization Committee's approach to compensation for executives is directly linked to the Company's business focus on growth and improved returns, as well as rewarding performance. Specifically, AECOM's compensation philosophy is composed of the following elements:

  •
  Seeking to provide a competitive compensation package that will allow AECOM to attract, motivate, reward and retain key talent to achieve business objectives.

  •
  Providing incentives that promote sustained short- and long-term financial growth and returns in order to enhance stockholder value.

  •
  Believing in a strong pay-for-performance model, with a majority of compensation at-risk and total compensation over time dependent on, and balanced between, each executive's individual performance and the overall performance of the Company.

  •
  Optimizing performance without encouraging unreasonable risks or incentivizing behavior that would be reasonably likely to result in a material adverse effect on the Company.

  •
  Adressing stockholder dilution concerns by being mindful of the potential dilutive effect of our long-term incentive program considered against our peer group levels.

2016 Pay Elements and How Each Element Links to Performance

Pay Element	What It Does	How It Links to Performance

Base Salary	Provides competitive fixed compensation levels relative to the NEO's position and experience compared to similar positions at AECOM's peers.	• Job scope, level of responsibilities, experience, and tenure. • Performance in the role and growth of the Company.

Annual Cash Incentive/ Short Term Incentive	Encourages focus on achievement of the Company's annual financial plan, as well as the specific qualitative goals included in the Company's strategic plan.

•

Financial metrics, e.g. adjusted EPS and operating cash flow per share (70% weighting). Metrics vary by individual based on responsibilities.

•

Individual contribution goals based on objective performance metrics that also allow the Compensation/Organization Committee to use judgment in considering quantitative and qualitative performance factors (30% weighting).

•

Range of annual incentive target as a percent of base salary is 100% to 165%.

•

Payment may range from 0% to 200% of target based on actual performance.

Long-Term Incentive Equity: PEP Award	Rewards achievement of performance related to the Company's long-term objectives.

60% of long-term incentive equity awarded as performance units under the PEP2016.

•

Three-year vesting period with two one-year performance periods. Performance criteria are adjusted EPS and free cash flow per share, each with a 50% weighting in determining overall payout.

•

Payouts may range from 0% to 200% of target based on actual performance achieved over the performance period.

•

The final value depends on AECOM's stock price.

Long-Term Incentive Equity: RSU Award

40% of long-term incentive equity awarded as RSUs that will convert to an equivalent number of AECOM shares of common stock, as long as the individual remains an AECOM employee through the three-year vesting date.

•

Three-year vesting period.

•

The final value depends on AECOM's stock price.

2016 CEO and Other NEO "At Risk" Performance Based and Share-Based Compensation

The majority of the target total compensation1 for our CEO and Other NEOs2 is "at risk" (i.e., subject to performance) and stock-based (i.e., aligned with stockholders' interests) as follows:

CEO Target Compensation	Other NEO Target Compensation

1
Target PEP and Annual Cash is calculated at 100% or Target.

2
Defined as Messrs. Rudd, Kadenacy, Wotring and Werner.

2016 Pay Practices

AECOM Employs the Following Executive Compensation Practices

Performance-Based Compensation — The majority of our NEOs' total annual compensation is performance-based and "at-risk", only payable if commensurate performance is delivered.

Pay-for-Performance — Links executive pay-for-performance to stockholder interests using earnings and cash flow as key incentive plan metrics to ensure alignment with our stockholders' interests.

Stockholder Communications — We communicate with stockholders throughout the year about our compensation program.

Stock Ownership Guidelines — NEOs are subject to competitive ownership guidelines that require them to maintain a significant equity stake in the Company. The CEO ownership guideline is six times base salary and the guideline for other NEOs is three times base salary.

Independent Consultant — Compensation/Organization Committee utilizes the services of an independent compensation consultant who does not provide any other services to the Company.

Tally Sheets — Compensation/Organization Committee uses tally sheets in assessing executive total compensation.

Clawback Policy — We maintain a clawback policy for all incentive-based compensation.

Risk Assessment — Compensation/Organization Committee's compensation consultant performs an independent risk assessment of compensation programs.

Say-on-Pay Vote — We have a policy to hold an advisory vote on executive compensation on an annual basis.

Competitive Analysis — Compensation/Organization Committee annually seeks to understand labor market trends pertaining to amount and form of executive pay delivery through comprehensive competitive analyses.

AECOM Does Not Employ

Stock Option Repricing — Does not re-price underwater stock options.

Single Trigger Equity Acceleration — Does not maintain plans or agreements that provide for automatic single-trigger equity acceleration or severance payments in connection with a change in control (meaning that the acceleration or severance would occur automatically upon the occurrence of the change in control, even if the awards were otherwise to be assumed or continued or the individual's employment was to be continued on the same terms).

Tax Gross-Ups — Does not provide tax gross-ups on change in control severance benefits to NEOs.

Hedging and Pledging — Prohibits hedging transactions involving Company securities by NEOs and does not allow trading in puts, calls, options or other similar transactions involving Company securities by NEOs. Also, prohibits the pledging of Company securities by NEOs except in certain limited circumstances subject to Company approval and demonstration of the NEO's ability to repay the applicable loan without selling such securities.

COMPENSATION GOVERNANCE, PROCESS AND DECISIONS

2016 Compensation/Organization Committee's Process

Under its charter, the Compensation/Organization Committee, which is composed solely of independent directors, has the sole authority to determine and approve compensation for AECOM's executive officers. The Compensation/Organization Committee is also responsible for reviewing the compensation for the members of the Company's Board and submits any modifications for approval by the Board.

As part of the compensation planning process, the Compensation/Organization Committee reviews the NEOs' base salary, as well as short-term and long-term incentive compensation, with a focus on the total reward package. The Compensation/Organization Committee looks to AECOM's peer group of companies, as well as the broader market, as a baseline for compensation decisions for NEOs. However, AECOM does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the peer group or broader market. Instead, when determining compensation for executive officers, the Compensation/Organization Committee takes into account a broad array of factors, including the experience level of the individuals in their current positions, the overall financial and strategic performance of the Company during the year and the performance and contribution of each executive during the year relative to individual, pre-defined goals and objectives. Differences in compensation levels for our NEOs are driven by the Compensation/Organization Committee's assessment, in its judgment, of each of our executive's responsibilities, experience and compensation levels for similar positions at peer companies. Except as otherwise noted in this CD&A, the Compensation/Organization Committee's determinations are subjective and the result of business judgment informed by members' experiences, analysis of peer company data, input from the independent consultant, and overall compensation trends.

At the beginning of each fiscal year, the Compensation/Organization Committee:

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  Approves design changes to the executive compensation program, as applicable.

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  Reviews the Company's financial, strategic and operational metrics and goals, and approves the performance objectives of the CEO and other executive officers.

At the end of each fiscal year, the Compensation/Organization Committee:

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  Reviews full-year Company financial and strategic performance to understand what was accomplished relative to established objectives.

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  Evaluates the CEO's performance in light of the review of Company performance.

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  Discusses with the CEO his evaluation of the performance of each of the other executive officers relative to their individual performance objective.

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  Determines compensation amounts for the CEO and each of the other executive officers, taking into account:

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    Prior year's compensation;

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    Performance assessments;

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    Market considerations;

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    Company payment guidelines, individual performance and succession planning and retention considerations;

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    Input from the Compensation/Organization Committee's independent compensation consultant; and

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    For the other NEOs, the CEO's recommendations.

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  Reviews and approves the payouts for each PEP with completed performance periods.

With respect to long-term incentive equity awards, the initial step in determining the awards is the Compensation/Organization Committee's determination of an overall pool for long-term incentive equity awards. This determination is based on a recommendation from the CEO, which takes into account the size of previous pools relative to the growth in the Company's earnings and in eligible employees, the accounting expense, the potential dilutive effects on stockholders and the external competitiveness of individual awards.

The Compensation/Organization Committee considers market data, including compensation for comparable positions at peer companies, and the strategic importance of a position to determine the long-term incentive equity value to be awarded to each NEO. In making these decisions, the Compensation/Organization Committee takes into account the impact of the awards to the NEOs on the remaining pool available for allocation to other executives. The dollar value awarded by the Compensation/Organization Committee to each NEO is then converted into a specific number of units, based on the fair market value of AECOM common stock on the date of grant.

2016 Compensation/Organization Committee's Independent Compensation Consultant

The Compensation/Organization Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. The Compensation/Organization Committee engaged the services of the consulting firm Exequity LLP. During fiscal year 2016, the consultant provided data on the compensation and relative performance of peer group companies as well as general industry data to the Compensation/Organization Committee, made presentations on regulatory and legislative matters affecting executive compensation, provided opinions on the degree to which compensation arrangements are consistent with market practices, and consulted on other compensation matters as needed. Exequity LLP does not provide any additional services to the Company.

The Compensation/Organization Committee has assessed the independence of Exequity LLP, considering the following six factors and other factors that it deemed relevant: (1) other services provided to the Company by Exequity LLP, (2) the amount of fees paid by the Company to Exequity LLP as a percentage of Exequity LLP's total revenue, (3) the policies or procedures maintained by Exequity LLP that are designed to prevent conflicts of interest, (4) any business or personal relationships between the individual employees of Exequity LLP involved in the engagement and a member of the Compensation/Organization Committee, (5) any AECOM stock owned by Exequity LLP's employees involved in the engagement and (6) any business or personal relationships between our executive officers and Exequity LLP or the employees of Exequity LLP involved in the engagement. Following such assessment, the Compensation/Organization Committee concluded that Exequity LLP is independent and that Exequity LLP's work raises no conflicts of interest.

2016 Assessing Competitive Practice

As part of its due diligence when making compensation decisions, the Compensation/Organization Committee examines pay data for a group of companies (the "Peer Group") to stay current with market pay practices and trends and to understand the competitiveness of the Company's total compensation and its components of pay. Peer Group data is also supplemented with market survey data from the Aon Hewitt U.S. Total Compensation Executive survey. The Compensation/Organization Committee uses the Peer Group and market survey data for informational purposes. The Company does not target a specific percentile or make significant pay decisions based on market data alone. The Compensation/Organization Committee considers Company performance as well as the level of responsibility, experience and tenure of the individual and performance in the role.

The Peer Group consists of 21 companies below (unchanged from fiscal year 2015) and includes not only engineering & construction companies, but also companies in other industries that the Compensation/Organization Committee considered to be of similar size, international presence and complexity. The Compensation/ Organization Committee, when developing the Peer Group, identified its competitors for talent and considered other various measures of size, scope and complexity, such as industry, sales, net income, market capitalization and enterprise value.

2016 Peer Group

Accenture Plc	EMCOR Group	L-3 Communications Holdings

Baker Hughes	Fluor	Leidos Holdings

Chicago Bridge & Iron Company N.V.	General Dynamics	Northrop Grumman

Cognizant Technology Solutions	Halliburton	PACCAR

Computer Sciences	Illinois Tool Works	Parker-Hannifin

Cummins	Jacobs Engineering Group	Raytheon

Danaher	KBR	Xerox

2016 Performance Measures

AECOM uses specific measures to drive and reward performance:

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  Profitability and growth (measured by adjusted EPS, operating cash flow per share, free cash flow per share, operating cash flow and pre-variable compensation EBITA);

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  Stockholder value creation (measured by stock price); and

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  Market share and sustainable competitive advantage (attainment of strategic milestones).

While we report our financial results according to GAAP for fiscal year 2016, the Compensation/Organization Committee concluded that for the purposes of our short term incentive and long-term incentive equity awards, it is appropriate to use certain Non-GAAP measures which have been reconciled to their GAAP equivalent, see Annex A, Reconciliation of Non-GAAP Items.

The Compensation/Organization Committee has approved a pre-determined framework of adjustments to our reported financial results for our short term and long-term incentive plans to the extent consistent with Section 162(m) of the Code, to ensure our executive compensation is aligned with business performance. Generally, these adjustments may include unusual items, both positive and negative, that are inconsistent with the assumptions reflected in our financial plans. The standard adjustments under our formulaic framework may vary from year to year. For example, reported adjusted earnings per share metrics may exclude items primarily related to the resolution of acquisition related legal and project matters, non-core losses and losses on disposals, see Annex A, Reconciliation of Non-GAAP Items.

2016 Stockholder Engagement

The Compensation/Organization Committee values stockholder feedback in the development of AECOM's executive compensation programs, including the feedback collected from the result of the annual stockholder advisory vote on executive compensation. AECOM actively seeks stockholder input as the Company periodically evaluates its compensation plans to further strengthen the link between pay and performance with the ultimate goal of creating long-term value for stockholders. As previously disclosed, we contacted stockholders and provided feedback to the Board for consideration in evaluating alternatives to the current plan design. The Company continued its active dialogue with stockholders to discuss and better understand the reasons for their votes and to obtain their input on the Company's compensation programs. In response to these and prior fiscal year consultations with stockholders, the Compensation/Organization Committee continued to utilize financial performance metrics favored by stockholders but enhanced the application of those metrics while adding a relative metric as follows:

Plan Design Changes — Fiscal Year 2017

Annual Cash Bonus (Short Term Incentive)	✔ Removing "per share" financial metrics. ✔ Replacing with adjusted net income and operating cash flow at the enterprise level.

Long-Term Incentive Equity Awards	✔ Adding a relative Total Stockholder Return metric. ✔ Adding third annual performance period. ✔ Measuring three years of performance.

2016 Elements of our Executive Officer Compensation

The following is a discussion of the primary elements of fiscal year 2016 compensation for each of our NEOs.

Fixed Incentive Elements

Base Salaries

We believe that base salary levels provide appropriate levels of fixed income based on the background, qualifications and skill set of each executive. No formulaic base salary increases are provided to our NEOs; however, our Compensation/Organization Committee may adjust base salaries in connection with its periodic review.

The Compensation/Organization Committee raised the NEO base salaries primarily to better align NEO salaries with a competitive talent market. In addition to the competitive talent market conditions, the Compensation/Organization Committee also took into account each NEO's past performances in light of the competitive pressures, increases in the overall competitiveness of our market and complexity, as well as increases in responsibilities.

The following table sets forth the fiscal year 2015 and fiscal year 2016 base salaries for each of our NEOs:

NEOs	2015 Base Salary	2016 Base Salary	Overview of Base Salary Changes

Michael S. Burke	$1,153,858	$1,276,928	Based on Committee's assessment, in consultation with independent compensation consultant and competitive market data

W. Troy Rudd	N/A	$528,851	N/A

Stephen M. Kadenacy	$663,472	$713,464	In connection with expanded operational role

Randall A. Wotring	$680,060	$705,389	Based on competitive market data

Frederick W. Werner	$644,240	$661,540	Based on competitive market data

Variable Incentive Elements

Annual Cash Bonus (Short Term Incentive)

Our Compensation/Organization Committee annually approves Company performance metrics under our Executive Incentive Plan ("EIP") establishing an annual cash incentive award to be paid to each NEO upon achieving certain performance goals.

Annual Cash Bonus / Short term Incentive (STI) Program

The annual cash incentive (Annual Cash Bonus) program has a target performance formula that links financial results and strategic measures of individual key contributions to Company performance.

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  70% of Annual Cash Bonus = Pre-established financial and operational goals that require a high level of performance.

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  30% of the Annual Cash Bonus = Key performance indicators (KPIs) around the areas of people, clients, growth, innovation and excellence.

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  Payments = Range from 0% to 200% of target based on actual performance.

During 2016, our NEOs were eligible for an Annual Cash Bonus based in part upon achieving objective financial and operational performance metrics during the year. Each NEO's annual cash incentive opportunity is based upon threshold, target and maximum percentages of their base salary. Annual cash bonus amounts earned are entirely based on performance. The threshold, target and maximum percentages for 2016 were as follows:

NEOs	Base Salary Target Percentage	Threshold Percentage	Target Percentage	Maximum Percentage

Michael S. Burke	165%	0%	100%	200%

W. Troy Rudd	100%	0%	100%	200%

Stephen M. Kadenacy	110%	0%	100%	200%

Randall A. Wotring	100%	0%	100%	200%

Frederick W. Werner	100%	0%	100%	200%

The Annual Cash Bonus is based in part on the actual achievement of Company performance metrics that are aligned with our annual financial and operational goals. The Compensation/Organization Committee determined that each goal was challenging and set at levels that would require the Company to achieve significant positive performance. The fiscal year 2016 Annual Cash Bonus eligible to be earned was based upon the following performance metrics for each NEO:

Burke, Rudd, and Kadenacy

Performance Metric	Weighting	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Actual Amount($)

Adjusted Earnings Per Share	35%	$2.88	$3.15-$3.25	$3.36	$2.45	*

Operating Cash Flow Per Share	35%	$3.38	$3.70-$3.80	$3.94	$5.22	*

KPIs	30%	See Compensation/Organization Committee Assessment.

*
Reported adjusted earnings per share metric may exclude items primarily related to the resolution of acquisition related legal and project matters, non-core losses and losses on disposals, see Annex A, Reconciliation of Non-GAAP Items.

Wotring

Performance Metric	Weighting	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Earned Percentage

MS Pre-VC EBITA*	35%	$181,815	$213,900	$235,290	58.1%

MS Operating Cash Flow	35%	$104,550	$123,000	$135,300	70.0%

KPIs	30%	See Compensation/Organization Committee Assessment.

*
Pre-variable compensation earnings before interest, tax and amortization.

Werner

Performance Metric	Weighting	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Earned Percentage

DCS Americas Pre-VC EBITA*	35%	$373,763	$439,721	$483,694	0%

DCS Americas Operating Cash Flow	35%	$279,137	$328,397	$361,236	47.7%

KPIs	30%	See Compensation/Organization Committee Assessment.

*
Pre-variable compensation earnings before interest, tax and amortization.

Compensation/Organization Committee Assessment

In determining each NEO's performance against their KPIs, the Compensation/Organization Committee assessed each NEO's individual performance as well as the Company's overall 2016 business performance. Each NEO's KPIs are described below:

NEOs	Financial Performance Goals	Operational Excellence Goals	People Goals

Michael S. Burke	✓ achieve AECOM financial plans ✓ drive performance of AECOM stock	✓ build platform for enterprise growth ✓ implement integrated delivery strategy ✓ position business for situational versatility	✓ attract, develop, and retain talent ✓ develop entrepreneurial values ✓ drive culture change and employee engagement ✓ succession planning

W. Troy Rudd	✓ achieve AECOM financial plans ✓ achieve synergy targets ✓ meet SG&A spend targets	✓ execute capital allocation strategy	✓ attract, develop, and retain talent ✓ drive culture change and employee engagement ✓ succession planning

Stephen M. Kadenacy	✓ achieve AECOM financial plans ✓ achieve DCS and CS financial plans	✓ drive integration initiatives ✓ execute real estate and IT strategic plans ✓ improve quality control and increase client satisfaction	✓ attract, develop, and retain talent ✓ drive culture change and employee engagement ✓ succession planning

Randall A. Wotring	✓ achieve MS financial plan	✓ establish additional solutions/service offerings and develop business opportunity pipelines ✓ drive cross business group collaboration ✓ increase client satisfaction	✓ attract, develop, and retain talent ✓ drive culture change and employee engagement ✓ succession planning

Frederick W. Werner	✓ achieve organic revenue growth ✓ achieve DCS Americas financial plan	✓ develop design centers and increase operational efficiency ✓ drive cross business group collaboration ✓ increase client satisfaction / loyalty	✓ attract, develop, and retain talent ✓ drive culture change and employee engagement ✓ succession planning

The 2016 Annual Cash Bonus paid to our NEOs were as follows:

NEOs	2015 Bonus ($)	2016 Bonus ($)	Overview of Annual Cash Bonus

Michael S. Burke	$2,970,000	$2,788,500	Lower adjusted EPS performance mitigated strong execution on key operational and strategic objectives.

W. Troy Rudd	N/A	$560,000	N/A

Stephen M. Kadenacy	$1,114,000	$1,037,000	Lower adjusted EPS performance mitigated strong execution on key operational and strategic objectives.

Randall A. Wotring	$1,500,000	$1,200,000	Lower Segment Operating Income performance.

Frederick W. Werner	$500,000	$320,000	Did not meet Segment Operating Income minimum performance hurdle.

Fiscal Year 2017 Performance Metrics

Starting in fiscal year 2017, to further align the interests of our NEOs with those of our stockholders, our Compensation/Organization Committee has made significant design changes to the fiscal year 2017 financial performance metrics, including, replacing the "Adjusted Earnings Per Share" and "Operating Cash Flow Per Share" metrics with "Adjusted Net Income" and "Operating Cash Flow". This design change results in less overlap between the Company's short term incentive and its long-term incentive equity metrics. A comparison of the revised design changes made in fiscal year 2017 compared to fiscal year 2016 is provided below.

NEOs	Fiscal Year 2016 Performance Metrics	Redesigned — Fiscal Year 2017 Performance Metrics

Michael S. Burke Stephen M. Kadenacy W. Troy Rudd	Adjusted EPS = 35% Operating Cash Flow per Share = 35% KPIs = 30%	Adjusted Net Income = 35% Operating Cash Flow = 35% KPIs = 30%

Randall A. Wotring	Pre-VC EBITA = 35% Adjusted Operating Cash Flow = 35% KPIs = 30%	Pre-VC EBITA = 35% Operating Cash Flow = 35% KPIs = 30%

Frederick W. Werner	Pre-VC EBITA = 35% Adjusted Operating Cash Flow = 35% KPIs = 30%	Organic Growth = 50% Pre-VC EBITA = 20% KPIs = 30%

Long-Term Incentive Equity Awards

We believe that long-term equity awards enable us to deliver competitive compensation value to the NEOs at levels sufficient to attract and retain top talent while aligning their interests with that of our stockholders by incentivizing and rewarding increases in stockholder value. Because vesting is based on continued employment over three years, our equity incentives not only serve to help retain our NEOs through the award vesting period but also ensure NEOs are focused on long-term value creation and building sustainable growth.

 Long-Term Incentive Equity Awards

The long-term incentive equity award program has a compensation mix composed of:

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  60% performance units under the Performance Earnings Program ("PEP") =

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  In 2016, PEP awards are structured with both earnings and cash flow metrics that require a high level of financial performance to be achieved over two annual performance periods.

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  Payouts at the end of the three year vesting period may range from 0% to 200%.

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  In 2017, PEPs will include three annual performance periods and one three year period for our new TSR metric.

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  40% Restricted Stock Units ("RSUs") =

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  The RSUs vest three years after grant.

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  Payments = PEPs and RSUs are paid in shares of AECOM stock.

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  Final Value = The final value depends on AECOM's stock price, furthering alignment with stockholders.

Long-term incentive equity awards align our NEOs' interests with those of our stockholders by linking the final value to AECOM's stock price and, for PEP awards, establishing performance metrics that drive long-term stockholder value. The Company's long-term equity awards thus strongly promote stockholder value creation by focusing on key value drivers and denominating awards in Company stock.

As part of its review of fiscal year 2016 performance, the Compensation/Organization Committee analyzed the role and responsibilities of each NEO, including their past and current performance history, and prevailing market practices with respect to the Company's peer group. Annual equity awards were not determined based on the attainment of any particular individual, Company or third party performance metric but were instead based on a consideration of all relevant factors as applied to each NEO (taking into consideration the Compensation/Organization Committee's collective experience regarding appropriate annual equity grant levels). Based on this assessment, the Compensation/Organization Committee approved the following equity awards in fiscal year 2016:

	2015		2016

NEO	RSU Award ($)	PEP Target Award ($)	RSU Award ($)	PEP Target Award ($)	Overview of Equity Grant Changes

Michael S. Burke	$8,600,026	$5,400,025	$4,200,020	$6,300,015	Fiscal Year 2015 included a performance recognition award.

W. Troy Rudd	N/A	N/A	$480,007	$720,025	N/A

Stephen M. Kadenacy	$1,260,004	$1,890,022	$1,440,020	$2,160,015	Increase in connection with expanded operational role.

Randall A. Wotring	$1,820,048	$780,011	$520,010	$780,014	Fiscal Year 2015 included a retention award.

Frederick W. Werner	$800,008	$1,200,013	$800,001	$1,200,001	No change.

PERFORMANCE EARNINGS PROGRAM — 2016 ACTUAL ACHIEVEMENTS AND PAYOUTS

Fiscal Years 2014-2016 (PEP2014)

AECOM's PEP2014 had two one-year performance periods the second of which ended in fiscal year 2015. Performance was measured with a 50% emphasis on earnings per share (EPS) and a 50% emphasis on free cash flow (FCF) per share. Given AECOM's achievement of the PEP2014 goals as disclosed in our Proxy Statement for our 2016 Annual Meeting, NEOs received PEP2014 payouts at 200% of the target award amounts. Although the performance period for PEP2014 ended at the end of fiscal year 2015, continued employment through December 15, 2016, was required before the PEP2014 awards became vested.

Fiscal Years 2015-2017 (PEP2015)

The second of the two one-year performance periods for AECOM's PEP2015 closed at the end of fiscal year 2016. Performance was measured with a 50% emphasis on growth in adjusted EPS and a 50% emphasis on growth in FCF per share. Given AECOM's achievement of the PEP2015 goals, NEOs may receive payments from PEP2015 at 125% (150% in Year 1 and 100% in Year 2) of target award amounts. The following table illustrates the threshold, target, maximum and actual performance levels and associated payout schedule for PEP2015. Although the performance period for PEP2015 ended at the end of fiscal year 2016, continued employment through December 15, 2017, is required before the PEP2015 awards become vested.

Year 2 (Fiscal Year 2016)	Threshold	Target	Maximum	Actual

Adjusted EPS Growth[1]	(2.0)%	5.0%-8.0%	13%	(12.6)%

FCF Per Share Growth[2]	(2.0)%	5.0%-8.0%	13%	79.2%

Fiscal Years 2016-2018 (PEP2016)

The first of the two one-year performance periods for AECOM's PEP2016 closed at the end of fiscal year 2016. Performance was measured with a 50% emphasis on adjusted EPS and a 50% emphasis on FCF per share. Given AECOM's achievement of the PEP2016 goals, NEOs earned payments from the first year of PEP2016 at 50% of the target award amounts (100% in Year 1). The following table illustrates the threshold, target, maximum and actual performance levels and associated payout schedule for the first year of PEP2016. Although the first year of the performance period for PEP2016 ended at the end of fiscal year 2016, continued employment through December 15, 2018, is required before the PEP2016 awards become vested.

Year 1 (Fiscal Year 2016)	Threshold	Target	Maximum	Actual[3]

Adjusted EPS	$2.88	$3.15-$3.25	$3.36	$2.45

FCF Per Share	$2.59	$2.83-$2.93	$3.02	$3.99

  1
  Growth was calculated from a $3.08 achievement in fiscal year 2015.
  2
  Growth was calculated from $2.89, at 200% of Target in fiscal year 2015.
  3
  See Annex A, Reconciliation of Non-GAAP Items.

HISTORICAL PERFORMANCE EARNINGS PROGRAM PAYOUTS

Although each PEP performance cycle can pay out between 0% and 200%, over the past six performance periods, actual PEP payout performance averages 96% of target.

2017 PEP Design Changes; Addition of Relative Total Stockholder Return Metric

Starting in fiscal year 2017, in order to further align the interests of our NEOs with those of our stockholders, our Compensation/Organization Committee has made significant design changes to its PEP awards. Fiscal year 2017 PEP awards include a relative TSR performance metric measured over three years as a third performance goal. In addition, the two annual performance periods contained in the fiscal year 2016 PEP awards will be increased to include a third annual performance periods for the financial metrics. A comparison of the revised design changes made in fiscal year 2017 compared to fiscal year 2016 is provided below.

	PEP Award — Fiscal Year 2016	Redesigned PEP Award — Fiscal Year 2017

Performance Metrics	Adjusted Earnings Per Share = 50% Free Cash Flow Per Share = 50%	Adjusted Earnings Per Share = 37.5% Free Cash Flow Per Share = 37.5% Relative Total Stockholder Return = 25%

Performance Periods	Two annual performance periods	Three annual performance periods for the Adjusted Earnings Per Share and Free Cash Flow Per Share financial metric One three-year performance period for the Relative Total Stockholder Return metric

Relative Total Stockholder Return Metric	N/A	Performance measured over a three-year performance period vs. Company's proxy peer group

OTHER PROGRAMS, POLICIES AND GUIDELINES

Stock Ownership Guidelines for Named Executive Officers

NEOs are subject to stock ownership guidelines, which helps to ensure that their interests are aligned with those of stockholders. Under the guidelines, AECOM's CEO is required to maintain ownership of AECOM stock at six times base salary and the other NEOs at three times base salary. The minimum number of shares required to meet the guideline is updated annually based on each executive's salary and the 12-month trailing average AECOM stock price. Shares owned directly and indirectly, unvested PEP units and other RSUs and vested stock options/shares are counted toward the guidelines. Executives have five full fiscal years, starting from the date an executive is first subject to the guidelines, to comply.

The following table outlines the stock ownership of AECOM's NEOs as of September 30, 2016.

Named Executive Officers	Guideline — Salary Multiple	Actual — Salary Multiple

Michael S. Burke	6.0	26.2

W. Troy Rudd	3.0	5.5

Stephen M. Kadenacy	3.0	13.5

Randall A. Wotring	3.0	4.9

Frederick W. Werner	3.0	13.2

Each of the NEOs level of AECOM stock ownership exceeded the applicable guideline levels as of the above date.

Benefit, Retirement and Perquisite Programs

To protect the Company's executives' health and well-being, facilitate the operation of the business, assist in the retention of current executives and aid in the recruitment of new executives, AECOM's NEOs are eligible to participate in benefit plans that are available to a substantial amount of all employees, including participation in retirement plans, medical insurance, dental insurance, life insurance and disability insurance programs. Further, the Company offers certain additional benefits only to executive officers and other senior officers, where applicable, which consist of the following:

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  Executive Life Insurance.  AECOM provides life insurance coverage for an amount up to $2 million for each NEO.

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  Executive Disability Program.  AECOM provides an Executive Disability Program, which offers salary replacement of up to 60% of salary in the event of an executive's disability (maximum $25,000 per month).

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  Executive Health Program.  AECOM's CEO, Executive Chairman and Group President, Design and Consulting Services, became executive officers prior to the time the plan became frozen to new participants and, as such, are eligible to participate in the U.S. Executive Health Program on an annual basis. This plan provides up to 100% reimbursement for necessary medical, prescription, dental and vision expenses.

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  AECOM Executive Deferred Compensation Plan ("EDCP").  The EDCP, which was ratified by the Company in December 2012, is a non-qualified deferred compensation plan that enables highly compensated U.S. employees to defer compensation.

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  AECOM Pension Plan, Management Supplemental Executive Retirement Plan ("MSERP"), 1992 Supplemental Executive Retirement Plan ("92 SERP") and Excess Benefit Plan.  Effective October 9, 2009, AECOM froze future accruals to the AECOM Pension Plan, MSERP, 92 SERP and

    Excess Benefit Plan for all plan participants. Since October 9, 2009, participants have not accrued any additional benefits under the plans.

  •
  Perquisites.  The Company believes that offering certain limited perquisites, including an executive allowance to offset normal business expenses incurred by the executive in service to the Company (ranging from $20,000 to $40,000 annually), facilitates the operation of AECOM's business and assists in executive retention.

  •
  Security Arrangement.  The Company maintains a comprehensive security program that includes ground and air executive protection that we considered necessary to address our security requirements. In selecting the level and form of protection, we and the Board considered both security risks faced by those in our industry in general and security risks specific to our Company and its individuals. Given the nature of our work across the world, the Company has received evidence of credible threats that we considered when establishing these security requirements.

Pursuant to this Security Arrangement, the Board requires that the CEO use private air travel for purposes of security, rapid availability and communications connectivity. This program is not designed to provide a personal benefit (other than the intended security). If, as a result, the CEO uses private air travel for personal reasons, then the reported amount is calculated at the aggregate incremental cost.

We regularly review the nature of the threat and associated vulnerabilities with law enforcement and security specialists and will continue to revise our security program as appropriate.

Change in Control Provisions, Severance Benefits and Employment Agreements

Effective March 5, 2009, the Company adopted the "AECOM Technology Corporation Change in Control Severance Policy for Key Executives." The policy was created to provide severance benefits to key executives and to make certain that those executives would remain focused on stockholder interests in the event of a corporate transaction or in connection with a change in control of the Company.

The policy provides for the following benefits upon termination without Cause or for Good Reason following a Change in Control (as such terms are defined in the policy) ("double trigger" for cash and equity):

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  A lump-sum severance payment equal to a multiple (of 2.0 for the CEO and of 1.5 for each of the other NEOs) of the sum of each individual's base salary and average bonus (in general, the average of the bonus paid for the three fiscal years preceding the year of termination);

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  Continuation of group health benefits for the number of years equal to the severance multiple;

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  Accelerated vesting of all time-vested equity awards, including stock options and restricted stock units;

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  Accelerated vesting of performance-based awards, such as PEP awards, with payment based on performance achievement through the date of the change in control; and

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  Pro-rata bonus payment during the year of termination.

The policy does not provide a gross-up for excise or other taxes.

The Company also maintains a severance policy for U.S. employees, including each of the NEOs. U.S. employees may be eligible for severance if their employment is terminated or their status is converted to part-time variable for reasons the Company determines, in its discretion, to be severance-qualifying, including, for example, lack of work, restructuring or reorganization of a group, a reduction in force or elimination of a job or position. Employees who are offered a comparable position with a successor, vendor or contractor, or customer or who decline a reasonable opportunity for an internal transfer are not eligible for severance. A release agreement must be signed in order to receive severance pay. NEOs are eligible for 12 weeks of base pay regardless of years of service. The Company also entered into agreements with Messrs. Burke and Wotring that provide certain severance benefits to them in the event of an involuntary termination that is not covered by the Change in Control Severance Policy. A summary of the key terms of these agreements, as well as additional details, can be found under the "PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL" section of this Proxy Statement.

Clawback Provisions

The Compensation/Organization Committee maintains a clawback policy pursuant to which, in the event of material noncompliance with any financial reporting requirement under the securities laws, the Company is authorized to recover a portion of the incentive awards paid to current or former executive officers during the three full fiscal years prior to the date of the covered event.

Hedging and Pledging

The Company's insider trading policy prohibits all directors, executive officers (as defined by Section 16 of the Exchange Act) and certain other employees designated as insiders from engaging in any hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, involving Company securities. In addition, the policy prohibits buying shares on margin and the pledging of Company securities by NEOs except in certain limited circumstances subject to Company approval and demonstration of the NEO's ability to repay the applicable loan without selling such securities.

Tax Treatment

Section 162(m) of the Internal Revenue Code limits a company's federal tax deduction on compensation paid in excess of $1,000,000 per year to the CEO and the other NEOs other than the CFO. The IRS' limitation does not apply to compensation that qualifies as "performance-based" under federal tax law. AECOM's policy is to structure compensation arrangements, to the extent practicable, with the Company's executive officers that are intended to be deductible under federal tax law, unless the benefit of such deductibility is outweighed by AECOM's corporate objectives. However, since corporate objectives may not always be consistent with the requirements for full deductibility and further given that the application of Section 162(m) is complex and may change with time (with potentially retroactive effect), AECOM may, when appropriate, enter into compensation arrangements under which payments may not be deductible under Section 162(m). Under AECOM's stockholder-approved Equity Incentive Plan ("EIP"), which serves as an "umbrella plan" for incentive payments to covered executives, in any fiscal year, incentives will only be paid to participants if there is net income (as defined in the EIP, including adjustments) over such fiscal year. Each fiscal year AECOM's chief executive officer is eligible to receive an incentive payment under the EIP of up to 3% of the Company's net income (as defined in the EIP including adjustments), and each other participant will be eligible to receive an incentive payment under the EIP of up to 1.5% of the Company's net income for such fiscal year. The EIP serves only to provide a ceiling on the maximum incentives that any NEO may receive for a fiscal year. Actual incentive payments are determined in accordance with the short term and long-term programs described above.

REPORT OF THE COMPENSATION/ORGANIZATION
COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation/Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and this Proxy Statement.

Respectfully submitted,
James H. Fordyce, Chair Linda Griego Dr. Robert J. Routs Clarence T. Schmitz

EXECUTIVE COMPENSATION TABLES

The following tables provide information regarding the compensation awarded to or earned during fiscal year ended September 30, 2016, by our NEOs.

Summary Compensation Table for Fiscal Years Ended September 30, 2016, 2015 and 2014

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings		All Other Compensation		Total

Michael S. Burke	2016	$1,276,928	$0	$10,500,035	$0	$2,788,500	$0		$491,421	(5)	$15,056,884
Chairman and	2015	$1,153,858	$0	$14,000,050	$0	$2,970,000	$0		$489,283		$18,613,191
CEO (PEO)	2014	$950,567	$0	$5,100,080	$5,000,003	$2,531,177	$0		$121,526		$13,703,353
W. Troy Rudd	2016	$528,851	$0	$1,200,031	$0	$560,000	$997		$54,786	(6)	$2,344,665
Chief Financial Officer (PFO)
Stephen M. Kadenacy	2016	$713,464	$0	$3,600,034	$0	$1,037,000	$0		$112,744	(7)	$5,463,242
President	2015	$663,472	$0	$3,150,025	$0	$1,114,000	$0		$96,012		$5,023,509
	2014	$630,804	$0	$1,400,018	$0	$1,125,072	$0		$49,217		$3,205,111
Randall A. Wotring	2016	$705,389	$0	$1,300,024	$0	$1,200,000	$140,399		$22,697	(8)	$3,368,509
President, Technical	2015	$680,060	$120,000	$2,600,060	$0	$1,380,000	$0	(9)	$22,225		$4,802,345
and Operational Services
Frederick W. Werner	2016	$661,540	$0	$2,000,002	$0	$320,000	$76,478		$69,093	(10)	$3,127,113
Group President,	2015	$644,240	$110,000	$2,000,021	$0	$390,000	$20,744		$61,151		$3,226,156
DCS — Americas	2014	$630,804	$0	$1,725,003	$0	$615,000	$297,352		$91,129		$3,359,288

(1)
Includes any deferrals to AECOM's qualified defined contribution plan and our non-qualified deferred compensation plan. For more information regarding amounts deferred into the non-qualified deferred compensation plan, please refer to the "EXECUTIVE DEFERRED COMPENSATION FOR FISCAL YEAR 2016" table. The fiscal year 2016 and fiscal year 2015 compensation amounts are for a 52-week fiscal year while fiscal year 2014 is for a 53-week fiscal year.

(2)
These amounts represent the grant date fair value of the stock awards granted during the applicable fiscal year. For Mr. Burke, his amount includes annual stock awards granted in November 2014 and a performance recognition award granted in November 2014 associated with the successful acquisition of URS. For Mr. Wotring, his amount includes annual stock awards granted in November 2014 and a special sign-on RSU award granted in November 2014.

With respect to the PEP awards, these amounts represent the value based on the target performance as of the grant date. The value of the PEP2016 awards based on maximum performance is as follows: Mr. Burke — $12,600,030, Mr. Rudd — $1,440,050, Mr. Kadenacy — $4,320,029, Mr. Wotring — $1,560,029, and Mr. Werner — $2,400,003. The "GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2016" table, "OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2016" and the "OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2016" tables include additional information with respect to all awards outstanding as of September 30, 2016.

Each participant who received a PEP2016 award, was awarded a specific number of target units that may be earned by the participant over two independent one-year performance periods over a three-year vesting period based on a formula that includes two categories of performance for AECOM. The future value of these PEP grants is dependent upon the performance of the Company during the two one-year performance periods.

  Each participant who received a RSU award in fiscal year 2016 was awarded a specific number of units that will be earned after three years and paid at a future settlement date.

(3)
This amount represents the grant date fair value of the special performance stock option award issued to Mr. Burke in connection with his promotion to CEO. The fair value of this award is based on a Monte Carlo option pricing model on the date of grant.

(4)
These amounts represent the short term incentive compensation earned by the NEOs in their respective fiscal years and paid in December following the end of each fiscal year. See "COMPENSATION DISCUSSION AND ANALYSIS — 2016 ELEMENTS OF OUR EXECUTIVE COMPENSATION" for a description of this short term incentive program. These amounts include any deferrals to the Company's qualified defined contribution and non-qualified deferred compensation plan.

(5)
This amount includes executive life insurance premiums, executive medical, dental and vision insurance premiums, annual medical physical costs, club membership dues, an executive allowance and $384,541 per the Security Arrangement.

(6)
This amount includes executive life insurance premiums, executive medical, dental and vision insurance premiums, a Company-paid charitable match, club membership dues, Company-paid parking, and a car allowance.

(7)
This amount includes executive life insurance premiums, executive medical, dental and vision insurance premiums, a Company-paid charitable match, club membership dues, air travel, executive allowance and $35,955 in home security.

(8)
This amount includes a Company match in the AECOM Retirement and Savings Plan (RSP), executive life insurance premiums, executive medical, dental and vision insurance premiums.

(9)
The change in Mr. Wotring's pension value from fiscal year 2014 to fiscal year 2015 was negative ($18,514) and, per SEC guidelines, is reported as zero in this table.

(10)
This amount includes executive life insurance premiums, executive medical, dental and vision insurance premiums, and an executive allowance.

Grants of Plan-Based Awards for Fiscal Year 2016

The Compensation/Organization Committee typically considers and approves non-equity incentive targets and long-term incentive equity awards in the first quarter of each fiscal year at regular meetings. The following table sets forth information with respect to non-equity incentive targets and long-term incentive equity awards granted to NEOs during fiscal year ended September 30, 2016.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or	Grant Date Fair Value of Stock and

Name and Principal Position	Grant Type	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)	Stock/ Units	Option Awards(3)

Michael S. Burke	STI		$0	$2,145,000	$4,290,000	—	—	—	—	$0
Chairman and	PEP	12/15/15	—	—	—	0	210,562	421,124	—	$6,300,015
CEO (PEO)	RSU	12/15/15	—	—	—	—	—	—	140,375	$4,200,020
W. Troy Rudd	STI		$0	$530,000	$1,060,000	—	—	—	—	$0
Chief Financial	PEP	12/15/15	—	—	—	0	24,065	48,130	—	$720,025
Officer (PFO)	RSU	12/15/15	—	—	—	—	—	—	16,043	$480,007
Stephen M. Kadenacy	STI		$0	$797,500	$1,595,000	—	—	—	—	$0
President	PEP	12/15/15	—	—	—	0	72,193	144,386	—	$2,160,015
	RSU	12/15/15	—	—	—	—	—	—	48,129	$1,440,020
Randall A. Wotring	STI		$0	$710,000	$1,420,000	—	—	—	—	$0
President, Technical	PEP	12/15/15	—	—	—	0	26,070	52,140	—	$780,014
and Operational Services	RSU	12/15/15	—	—	—	—	—	—	17,380	$520,010
Frederick W. Werner	STI		$0	$665,000	$1,330,000	—	—	—	—	$0
Group President,	PEP	12/15/15	—	—	—	0	40,107	80,214	—	$1,200,001
DCS — Americans	RSU	12/15/15	—	—	—	—	—	—	26,738	$800,001

(1)
See "COMPENSATION DISCUSSION AND ANALYSIS — 2016 ELEMENTS OF OUR EXECUTIVE COMPENSATION" for a description of this short term incentive program.

(2)
The target for the PEP2016 awards was 100% of the granted PEP units. The maximum for the PEP2016 awards was 200% of the granted PEP units.

(3)
The grant date fair value amounts in this column are based on the following calculations:

•
All of the PEP awards are calculated based upon the number of target PEP units granted multiplied by the common stock price of $29.92 on the day of grant for the awards issued on December 15, 2015. These PEP awards will cliff vest 100% on December 15, 2018, following the close of the three-year vesting period, provided the performance conditions are achieved.

•
All of the annual RSU awards are calculated based upon the number of RSUs granted multiplied by the common stock price of $29.92 on the day of grant for the awards issued on December 15, 2015. These annual RSU awards will cliff vest 100% on December 15, 2018, following the close of the three-year vesting period.

Outstanding Equity Awards for Fiscal Year 2016

The following table sets forth information with respect to all outstanding long-term incentive equity awards granted to NEOs as of the end of fiscal year ended September 30, 2016.

	Option Awards						Stock Awards

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Michael S. Burke	N/A	127,714	510,856	(5)	$31.62	3/5/2024	RSU2016	140,375	RSU2016	$4,173,349	PEP2016	210,562	PEP2016	$6,260,008
Chairman and CEO (PEO)	66,561	N/A			$27.54	12/8/2017	RSU2015	111,077	RSU2015	$3,302,319
	58,140	N/A			$24.45	12/2/2016	RSU2015-MSB	154,274	RSU2015-MSB	$4,586,566
							RSU2014	68,362	RSU2014	$2,032,402
							PEP2015	208,270	PEP2015	$6,191,867
							PEP2014	205,084	PEP2014	$6,097,147
W. Troy Rudd	N/A	N/A			N/A	N/A	RSU2016	16,043	RSU2016	$476,958	PEP2016	24,065	PEP2016	$715,452
Chief Financial Officer (CFO)							RSU2015	24,103	RSU2015	$716,582
							RSU2014	5,990	RSU2014	$178,083
							PEP2015	11,571	PEP2015	$344,006
							PEP2014	11,980	PEP2014	$356,165
Stephen M. Kadenacy	N/A	N/A			N/A	N/A	RSU2016	48,129	RSU2016	$1,430,875	PEP2016	72,193	PEP2016	$2,146,298
President							RSU2015	38,877	RSU2015	$1,155,813
							RSU2014	19,165	RSU2014	$569,775
							PEP2015	72,895	PEP2015	$2,167,168
							PEP2014	57,496	PEP2014	$1,709,356
Randall A. Wotring	N/A	N/A			N/A	N/A	RSU2016	17,380	RSU2016	$516,707	PEP2016	26,070	PEP2016	$775,061
President, Technical and							RSU2015	16,045	RSU2015	$477,018
Operational Services							RSU2015-RET	20,056	RSU2015-RET	$596,265
							PEP2015	30,084	PEP2015	$894,390
Frederick W. Werner	9,000	N/A			$27.54	12/8/2017	RSU2016	26,738	RSU2016	$794,921	PEP2016	40,107	PEP2016	$1,192,381
Group President,							RSU2015	24,474	RSU2015	$727,612
DCS — Americas							RSU2014	23,230	RSU2014	$690,628
							PEP2015	46,283	PEP2015	$1,375,979
							PEP2014	70,842	PEP2014	$2,106,133

(1)
This column represents the number of RSU2016, RSU2015, RSU2014, PEP2015 and PEP2014 awards that were not vested as of September 30, 2016. PEP2015 and PEP2014 payment is contingent on continuous employment by the NEOs through December 15, 2017, and December 15, 2016, respectively. The number of PEP units is based on estimated performance of 200% for PEP2014 and 125.0% for PEP2015 (average of 150% for PEP2015 Year 1 and 100% for PEP2015 Year 2).

(2)
This column represents the number of RSU2016, RSU2015, RSU2014, PEP2015 and PEP2014 awards that were not vested as of September 30, 2016, multiplied by the September 30, 2016, common stock price of $29.73 per share.

(3)
This column represents the number of PEP2016 units that were not vested as of September 30, 2016. The number of PEP units is based on estimated performance of 100% for PEP2016 (actual amount of 100% for PEP2016 Year 1 and assuming a payout at the target amount for PEP 2016 Year 2) as of September 30, 2016.

(4)
This column represents the number of PEP2016 units that were not vested as of September 30, 2016, adjusted for the estimated PEP performance in the prior column, multiplied by the September 30, 2016, common stock price of $29.73 per share.

(5)
This reflects the special performance stock option award granted on March 5, 2014, in connection with Mr. Burke's appointment to the position of Chief Executive Officer. The award will vest on the fifth anniversary of the grant date subject to continued employment and achievement of certain stock price performance goals. The award becomes eligible to vest the first time the trailing 20-day average closing price of AECOM's common stock equals or exceeds the following stock price performance hurdles:

Stock Price Hurdle (equals or exceeds)	% Eligible to Vest	Tranches Achieved

Exercise Price plus $2.50 or $34.12	10%	Yes — August 1, 2014

Exercise Price plus $5.00 or $36.62	20%	Yes — September 4, 2014

Exercise Price plus $7.50 or $39.12	30%	TBD

Exercise Price plus $10.00 or $41.62	40%	TBD

Exercise Price plus $12.50 or $44.12	50%	TBD

Exercise Price plus $15.00 or $46.62	60%	TBD

Exercise Price plus $17.50 or $49.12	70%	TBD

Exercise Price plus $20.00 or $51.62	80%	TBD

Exercise Price plus $22.50 or $54.12	90%	TBD

Exercise Price plus $25.00 or $56.62	100%	TBD

The following table below provides information on the vesting schedules associated with the outstanding long-term incentive equity awards listed above:

Award Type	Expiration Date	Vesting Schedule

Option	3/5/2024	Five-year cliff vesting (100%) on the fifth anniversary of the grant date subject to continued employment and achievement of certain stock price performance goals.

Option	12/8/2017	These options are fully vested.

Option	12/2/2016	These options were entirely executed on November 9, 2016.

RSU2016	—	The RSU cliff vest 100% on December 15, 2018.

RSU2015	—	The RSU cliff vest 100% on December 15, 2017.

RSU2015-MSB	—	The RSU vest 1/3 on the anniversary of the grant date beginning November 19, 2017, and ending November 19, 2019.

RSU2015-RET	—	The remaining 50% of the RSU cliff vest on December 15, 2016.

RSU2014	—	The RSU cliff vest 100% on December 15, 2016.

PEP2016	—	The PEP cliff vest 100% on December 15, 2018, subject to satisfaction of performance conditions.

PEP2015	—	The PEP cliff vest 100% on December 15, 2017, subject to satisfaction of performance conditions.

PEP2014	—	The PEP cliff vest 100% on December 15, 2016, subject to satisfaction of performance conditions.

Option Exercises and Stock Vested for Fiscal Year 2016

The following table sets forth information with respect to options exercised by and stock awards vested that were held by the NEOs during fiscal year ended September 30, 2016.

	Option Awards		Stock Awards

Name and Principal Position	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)

Michael S. Burke	41,770	$268,999	174,633	$5,225,019
Chairman of the Board and CEO (PEO)
W. Troy Rudd	—	—	14,375	$430,100
Chief Financial Officer (PFO)
Stephen M. Kadenacy	7,372	$51,973	63,063	$1,886,845
President
Randall A. Wotring	—	—	20,056	$600,076
President, Technical and Operational Services
Frederick W. Werner	28,287	$62,602	73,550	$2,200,616
Group President, Design & Consulting Services — Americas

(1)
The values in this column reflect amounts vested from PEP2013 and RSU2013 awards granted on November 28, 2012. The value of the PEP2013 units is based on units earned at 113.3% of target and the December 15, 2015, common stock price of $29.92. The value of the RSU2013 units is based on the December 15, 2015, common stock price of $29.92.

Pension Benefits for Fiscal Year 2016

As of October 9, 2009, AECOM froze all future benefit accruals under the AECOM Technology Corporation Pension Plan, AECOM Technology Corporation Management Supplemental Executive Retirement Plan, and the 1992 AECOM Technology Corporation Supplemental Executive Retirement Plan.

AECOM Technology Corporation Pension Plan ("AECOM Pension Plan"). The AECOM Pension Plan is a U.S. defined benefit plan that was adopted in September 1990. Participation in the AECOM Pension Plan was closed to new entrants effective April 1, 1998.

AECOM Technology Corporation Management Supplemental Executive Retirement Plan ("MSERP"). The Company amended the AECOM Pension Plan, effective July 1, 1998, to provide that certain participants, including NEOs and our Executive Chairman, earning benefits under the AECOM Pension Plan would instead earn identical benefits under the MSERP, but on an unfunded basis.

1992 AECOM Technology Corporation Supplemental Executive Retirement Plan ("92 SERP"). In October 1992, the Company established the 92 SERP in order to provide some of our U.S. resident executive officers with pre-retirement death benefits and retirement benefits consistent with the level provided by the previous AECOM Pension Plan formula. The plan also includes early retirement provisions at age 62 with full retirement benefits.

AECOM Excess Benefit Plan. In July 1996, the Company established the AECOM Excess Benefit Plan for U.S. participants in the Supplemental Executive Retirement Plans in order to provide only those benefits which the AECOM Pension Plan cannot provide due to federal tax limits. Benefits from the Excess Benefit Plan are unfunded and will reduce, dollar for dollar, the pension benefit paid by the Supplemental Executive Retirement Plans.

URS Federal Services Inc. Employees Retirement Plan. In October 2014, AECOM acquired URS' Federal Services Division (the "Management Services Division") which maintained a tax-qualified noncontributory defined benefit retirement plan under which certain Management Services Division employees receive annual retirement benefits at the employee's normal retirement age, which is calculated based on the employee's year of birth.

The following table sets forth information with respect to the present value of the accumulated pension benefits for the NEOs during fiscal year ended September 30, 2016. Messrs. Burke, Rudd and Kadenacy were not eligible to participate in any of the Pension Plans.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last FY ($)

Randall A. Wotring	URS Federal Services Inc. Employees	33.9167	$959,410	$0
President, Technical and Operational Services	Retirement Plan(2)
Frederick W. Werner	AECOM Pension Plan(3)	22.5000	$244,292	$0
President, Design & Consulting Services — Americas	Management Supplemental Executive Retirement Plan(4)	22.5000	$326,946	$0
	1992 Supplemental Executive Retirement Plan and Excess Benefit Plan(5)	22.5000	$1,165,445	$0

(1)
Present Value of Accumulated Benefits ($). Liabilities shown in this table are computed using the projected unit credit method reflecting average salary and service (where applicable) as of fiscal year end 2016. The material assumptions used to determine these liabilities can be located in the notes to our consolidated financial statements found in our Annual Report Form 10-K, except we assumed no pre-retirement decrements and that retirement occurs on the respective plans' earliest unreduced retirement age (or at the end of the 2016 plan year, if later).

(2)
URS Federal Services Inc. Employees Retirement Plan. In October 2014, AECOM acquired URS' Federal Services Division (the "Management Services Division") which maintained a tax-qualified noncontributory defined benefit retirement plan, under which certain Management Services Division employees receive annual retirement benefits at the employee's normal retirement age, which is calculated based on the employee's year of birth. The plan's benefit formula is integrated with Social Security and is based on the participant's years of service and Career Average Compensation. For purposes of the plan, compensation generally means regular base salary (including deferrals made under our 401(k) plan, Section 125 flexible benefit plan and qualified transportation fringe benefit plan), commissions and severance pay, but excludes bonus, overtime pay, incentive pay reimbursements or other expense allowances or other adjustments, fringe benefits and any other type of special or nonrecurring pay. The employees who were eligible to participate were those employees who were hired by the Management Services Division prior to June 30, 2003, and who were not in a position covered under certain contracts or in a unit of employment covered by a collective bargaining arrangement. Participants become 100% vested in their accrued benefits upon the earlier of (i) five years of service or (ii) attainment of age 45 while employed by the Management Services Division. A participant will receive his normal retirement benefit upon attainment of his normal retirement age, which generally is based upon the applicable Social Security retirement age (which for Mr. Wotring is approximately age 66), unless early retirement benefits are elected within 10 years of normal retirement age by a participant with at least 10 years of service at termination. A participant may postpone the receipt of his normal retirement benefit after attainment of normal retirement age if the participant continues working for the Management Services Division.

(3)
AECOM Technology Corporation Pension Plan (AECOM Pension Plan). The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and "Final Average Compensation." Effective April 1, 2004, compensation for use in determining the Final Average Compensation was limited to the participant's highest annual compensation for any calendar year during the period beginning January 1, 1994, and ending December 31, 2003. Compensation is further limited to the applicable Internal Revenue Code section 401(a)(17) limit. The plan benefit is limited to the applicable Internal Revenue Code section 415(b) limit. Only employees hired before April 1, 1998, are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of one year of service. Early retirement age is the first day of any month after age 55, provided the participant has earned five (5) years of service. The earliest unreduced retirement age is 65. Compensation is the participant's salary, plus sick pay, overtime pay, shift premiums, contract completion bonuses, incentive compensation bonuses, severance pay paid within 30 days of termination of employment, vacation pay, pre-tax contributions made on the participant's behalf to an Internal Revenue Code Section 125 cafeteria plan and pre-tax contributions to the RSP under Internal Revenue Code Section 401(k). The plan was frozen October 9, 2009.

(4)
AECOM Technology Corporation Management Supplemental Executive Retirement Plan (AECOM SERP). The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and Final Average Compensation. Effective April 1, 2004, compensation for use in determining the Final Average Compensation was limited to the participant's highest annual compensation for any calendar year during the period beginning January 1, 1994, and ending December 31, 2003. Compensation is further limited to the applicable Internal Revenue Code section 401(a)(17) limit. The plan benefit is limited to the applicable Internal Revenue Code section 415(b) limit. The participant's benefit under this plan is equal to the participant's Total AECOM Pension Plan Benefit minus the benefit payable to the participant under the AECOM Technology Corporation Pension Plan. Only employees hired before April 1, 1998, are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of one year of service and the participant has to be a member of a select group of management or highly compensated employees, is an officer, is eligible for the AECOM Technology Corporation Incentive Compensation Plan and has been selected by the Compensation/Organization Committee to participate in the plan. Early retirement age is the first day of any month after age 55, provided the participant has earned five (5) years of service. The earliest unreduced retirement age is 65. Compensation is the participant's salary, plus sick pay, overtime pay, shift premiums, contract completion bonuses, incentive compensation bonuses, severance pay paid within 30 days of termination of employment, vacation pay, pre-tax contributions made on the participant's behalf to an Internal Revenue Code Section 125 cafeteria plan and pre-tax contributions to the RSP under Internal Revenue Code Section 401(k). The plan was frozen October 9, 2009.

(5)
AECOM Technology Corporation 1992 Supplemental Executive Retirement Plan (92 SERP). In October 1992, we established the 92 SERP to provide some of our U.S. resident executive officers with pre-retirement death benefits and retirement benefits similar to the level provided by a previous AECOM Pension Plan formula. The 92 SERP requires a participant to have reached the minimum age of 55 and to have worked at AECOM for at least three years in order to receive benefits. The plan also provides full retirement benefits at age 62. Benefits from the AECOM Pension Plan, AECOM MSERP and Excess Plan offset the pension benefit paid by 92 SERP. Benefits in this plan were frozen in 2009. Benefits from the 92 SERP are unfunded.

  AECOM Excess Benefit Plan (Excess Plan) — In July 1996, we established the Excess Plan for certain participants in the AECOM Pension Plan in order to provide those benefits which the AECOM Pension Plan and the AECOM MSERP cannot provide due to federal limits on pensionable compensation and benefits. Benefits in this plan were frozen in 2009. Benefits from the Excess Benefit Plan are unfunded.

Executive Nonqualified Deferred Compensation for Fiscal Year 2016

The following table sets forth information with respect to activity in the AECOM Executive Deferred Compensation Plan during fiscal year ended September 30, 2016. Messrs. Burke, Kadenacy, and Wotring do not participate in any of the Company's nonqualified deferred compensation plans.

The EDCP is a non-qualified plan that enables eligible employees to defer compensation that they might otherwise have contributed to the tax-qualified AECOM Technology Corporation Retirement & Savings Plan. Participants were allowed to defer the same elements of base salary into the EDCP as are allowed to be deferred under the RSP. The EDCP also allowed for sign-on bonuses and annual incentive bonuses to be deferred. Up to 50% of base salary and 100% of any eligible bonus may be deferred into the EDCP. The EDCP offers a fixed rate of return, which will be evaluated and determined each year.

Name and Principal Position	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)

W. Troy Rudd	$0	$0	$8,760	$0	$274,310
Chief Financial Officer (PFO)
Frederick W. Werner	$0	$0	$3,970	$0	$124,323
Group President, Design & Consulting Services — Americas EDCP Participant

(1)
Messrs. Rudd and Werner are the only NEOs that have contributed to the plan.

(2)
There were no Company contributions made to the EDCP in fiscal year 2016.

Payments and Benefits Upon Termination or Change in Control

Payments and benefits that would be provided to each NEO in addition to those received by all employees (such as payout of 401(k) balances and paid time off) as a result of certain termination events are set forth in the table below. The amounts shown assume a qualifying termination of employment effective as of the last day of fiscal year ended September 30, 2016.

Change in Control Severance Policy for Key Executives

Pursuant to the AECOM Technology Corporation Change in Control Severance Policy for Key Executives, the NEOs in the table below will receive the following benefits in connection with a Change in Control:

  •
  Upon a Change in Control only ("single trigger"): (i) full-vesting acceleration of equity awards only if the surviving entity does not continue or substitute such awards post-closing and (ii) deemed satisfaction of PEP Award targets based on actual performance through the change in control date and conversion of the earned PEPs to unvested Restricted Stock Units that will continue to vest based on continued employment through the time-based vesting period for the PEPs (generally through December 15 following the end of the PEP performance cycle).

  •
  Upon a termination without Cause or with Good Reason within the period that begins 90 days prior to a Change in Control and ends 24 months following a Change in Control ("double trigger"): (i) full vesting acceleration of all unvested PEP (but based on actual performance through the change in control date), stock option, Restricted Stock Units and other equity awards; (ii) a lump sum cash severance payment equal to a multiple (two times for Chairman and CEO and 1.5 times for other NEOs) of the NEO's base salary and average bonus earned over the three years prior to the year of termination (but including only those years in which the NEO was employed as a key executive of the Company); (iii) a pro-rata annual bonus payment, under the annual incentive compensation plan applicable to the executive, for the year in which the double trigger occurs, based upon the number of full months between the beginning of the applicable annual performance period and the executive's last date of employment, based upon the target level of performance and payable when bonuses are otherwise payable to the Company's executives; and (iv) continued health coverage for a number of years equal to the severance multiple (i.e., either two years or 18 months).

Additional details regarding the Company's Change in Control Severance Policy for Key Executives are provided below:

  •
  "Cause" means: (i) the commission of an act of fraud or theft against the Company; (ii) conviction (including a guilty plea or plea of nolo contendere) of any felony; (iii) conviction (including a guilty plea or plea of nolo contendere) of any misdemeanor involving moral turpitude which could, in the administrator's opinion, cause material injury to the Company; (iv) a material violation of any material Company policy; (v) willful or repeated non-performance or substandard performance of material duties to the Company that is not cured within 30 days after written notice thereof to the executive; or

    (vi) violation of any local, state or federal laws, rules or regulations in connection with or during performance of the executive's duties to the Company that could, in the administrator's opinion, cause material injury to the Company, that remains uncured after 30 days' notice thereof.

  •
  "Change in Control" means the consummation of the first to occur of: (i) any "person" becomes the "beneficial owner," directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then-outstanding voting securities; (ii) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are "incumbent directors" (those directors serving on the date the policy is adopted and any replacements approved by the Board); (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation receive, in exchange for their voting securities of the Company in consummation of such merger or consolidation, securities possessing at least 50% of the total voting power represented by the outstanding voting securities of the surviving entity (or ultimate parent thereof) immediately after such merger or consolidation; or (iv) the sale, lease or other disposition by the Company of all or substantially all of the Company's assets.

  •
  "Good Reason" means a termination of a participant's employment with the Company by the participant, upon 90 days written notice to the Company and after giving the Company 30 days to cure (if curable), if, other than for Cause, any of the following has occurred: (i) any material reduction in the executive's base salary; (ii) a material reduction in the executive's authority, duties or responsibilities; (iii) the material breach by the Company (or any subsidiary) of any written employment agreement covering the executive; or (iv) the transfer of the executive's primary workplace by more than 50 miles from the executive's then-existing primary workplace; provided, however, that in each case, the executive resigns within 30 days after the expiration of the Company's cure period referred to above.

Michael S. Burke Letter Agreement

Pursuant to a letter agreement between the Company and Mr. Burke, in addition to Mr. Burke's participation in the Company's Change in Control Severance Policy for Key Executives, in the event that his employment is terminated (i) by the Company for any reason other than "Cause" (as defined in the policy) or his death or disability or (ii) by Mr. Burke for "Good Reason" (as defined in the policy), and such termination does not occur within the "protection period" (as defined in the policy) then, the Company will pay to Mr. Burke his accrued compensation, a pro-rata portion of the annual cash incentive award he would have received for the fiscal year in which employment terminates (based on the Company's actual performance over the entire year and the number of full months of actual service during such fiscal year), a lump-sum cash payment equal to two times the sum of his base salary plus the average annual cash incentive award he earned for the three fiscal years preceding the fiscal year in which such termination occurs, twenty-four months of COBRA coverage premiums, and additional vesting of then-outstanding equity awards as follows:

    (i)  if the termination occurs prior to March 6, 2017, (a) then-outstanding PEP awards will remain outstanding and continue to be eligible to vest in accordance with their existing terms (based on actual performance through the end of the applicable performance period), but only with respect to the portions of awards for which the performance period has either been completed prior to termination or will be completed at the end of the fiscal year in which termination occurs; (b) then-outstanding PEP awards for which the performance period is scheduled to end after the fiscal year in which termination occurs will be forfeited; (c) the vesting of all or a portion (depending, on an award-by-award basis, whether such termination occurs before or after the 12-month anniversary of the grant date of the award) of unvested time-based RSUs will accelerate upon termination, with any remaining unvested time-based RSUs forfeited; (d) the special long-term equity incentive award granted in March 2014 will be forfeited and (e) all other outstanding equity-based compensation awards will be treated as set forth in the applicable award agreements; and

    (ii)  if the termination occurs on or after March 6, 2017, (a) then-outstanding PEP awards will remain outstanding and continue to be eligible to vest in accordance with their existing terms (based on actual performance through the end of the applicable performance period); (b) the vesting of 100% of unvested time-based RSUs will accelerate upon termination; (c) the special long-term equity incentive award, to the extent then unvested, will be forfeited and (d) all other outstanding equity-based compensation awards will be treated as set forth in the applicable award agreements.

In addition, in the event of a termination due to Mr. Burke's retirement, notwithstanding anything to the contrary in an award agreement, Mr. Burke will be entitled to full vesting of the then-unvested portion of any award granted in conjunction with or following his promotion to CEO, as if he had remained employed through the end of each applicable vesting period (and based on actual performance). For this purpose, the letter agreement between the Company and Mr. Burke defines retirement to include Mr. Burke's voluntary termination of employment after attaining the age of 60 or his resignation at any time if the Board determines, in its sole discretion, that an adequate succession is in place and that Mr. Burke and the Board mutually agree that his separation from service is in the best interests of AECOM.

Any and all severance payments or benefits provided under the letter agreement are contingent upon the execution of a general release.

Employment Agreement — Randall A. Wotring

In addition to Mr. Wotring's participation in the Company's Change in Control Severance Policy for Key Executives, the Company and Mr. Wotring also entered into an employment agreement on January 1, 2015 (the "Wotring Employment Agreement"). According to the terms of the Wotring Employment Agreement, if Mr. Wotring voluntarily resigns his employment for Good Reason (as defined in the Wotring Employment Agreement) or if the Company terminates Mr. Wotring's employment without Cause (as defined in the Wotring Employment Agreement), then Mr. Wotring shall be entitled to an amount equal to one times Mr. Wotring's base salary in effect immediately prior to the termination date as well as twelve months of paid COBRA coverage premiums and long-term disability and term life insurance coverage.

Regular U.S. Severance Policy

Subject to the terms, conditions and limitations of the Company's U.S. severance program, regular full-time and regular part-time fixed-schedule employees are eligible for severance pay if their employment in the U.S. is terminated or their status is converted to part-time variable for reasons the Company determines, in its discretion, to be severance-qualifying under the following circumstances: lack of work, reorganization or restructuring of a unit or group, reduction in force, or elimination of job or position. Employees who are offered a comparable position with a successor, vendor, contractor, or customer or who decline a reasonable opportunity for an internal transfer are not eligible for severance. The Company retains the right to amend or terminate its severance pay plan at any time without advance notice.

Severance benefits are computed on the basis of the employee's base rate of pay, regular full-time or part-time fixed classification, most recent date of hire and regular work schedule at the time of termination, excluding all other types of compensation, such as overtime, shift differential or other salary uplifts, bonuses, commissions and incentives. NEOs are eligible for 12 weeks of base pay regardless of years of service.

Long-Term Incentive Equity

Pursuant to the terms of each of the RSU and PEP awards ("Long-Term Incentive Equity" in the tables below) held by our NEOs, upon the date of a termination of the executive's employment as a result of death or disability, all unvested RSU and PEP awards will vest in full. Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. Pro-rata vesting is calculated as the percentage where the denominator is the number of months in the performance cycle of the relevant award and the numerator is the number of whole months from the beginning date of the performance cycle through the date of the executive's termination.

Name and Principal Position	Plan Name	Death	Disability	Early Retirement and Voluntary Termination	Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause	Involuntary Termination Upon Change of Control(1)

Michael S. Burke	Long-Term Incentive(2)	$29,513,655	$29,513,655	$26,620,272	$26,620,272	$0	$24,101,794	$29,513,655
Chairman and CEO	Severance Payment	$0	$0	$0	$0	$0	$7,084,201	$7,084,201
(PEO)	Health and Welfare Benefit Continuation	$0	$0	$0	$0	$0	$99,206	$99,206
W. Troy Rudd	Long-Term Incentive(2)	$2,429,543	$2,429,543	$0	$0	$0	$0	$2,429,543
Chief Financial Officer	Severance Payment	$0	$0	$0	$0	$0	$122,308	$1,470,000
(PFO)	Health and Welfare Benefit Continuation	$0	$0	$0	$0	$0	$0	$29,171
Stephen M. Kadenacy	Long-Term Incentive(2)	$8,106,152	$8,106,152	$0	$0	$0	$0	$8,106,152
President	Severance Payment	$0	$0	$0	$0	$0	$167,308	$2,592,036
	Health and Welfare Benefit Continuation	$0	$0	$0	$0	$0	$0	$31,248
Randall A. Wotring	URS Federal Services, Inc.	$479,682	$969,502	$969,502	$959,410	$969,502	$969,502	$969,502
President, Technical	Employees Retirement Plan(3)
and Operational	Long-Term Incentive(2)	$3,468,175	$3,468,175	$0	$0	$0	$0	$3,468,175
Services	Severance Payment	$0	$0	$0	$0	$0	$710,000	$2,940,000
	Health and Welfare Benefit Continuation	$0	$0	$0	$0	$0	$21,262	$23,167
Frederick W. Werner	Pension Plan(3)	$114,432	$226,133	$226,133	$244,292	$226,133	$226,133	$226,133
President, Design	MSERP(3)	$153,143	$302,549	$302,549	$326,946	$302,549	$302,549	$302,549
and Consulting	92 SERP(3)	$1,223,891	$1,223,891	$0	$1,223,891	$0	$1,223,891	$1,223,891
Services — Americas	Long-Term Incentive(2)	$6,291,477	$6,291,477	$0	$3,984,220	$0	$0	$6,291,477
	Severance Payment	$0	$0	$0	$0	$0	$153,462	$1,838,500
	Health and Welfare Benefit Continuation	$0	$0	$0	$0	$0	$0	$74,405

(1)
Under the Change in Control Severance Policy in the event that any benefit payable constitutes a "parachute payment" within the meaning of Internal Revenue Code Section 280G and would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code, then payments shall be provided either in full or reduced to an amount in which no portion of the benefits would be subject to excise tax, whichever provides the greatest after-tax benefit. The amounts in the table represent the benefits without consideration of reduction to avoid excise tax and based on assumption of a double-trigger event.

(2)
This row includes the payment of all outstanding RSU2016, RSU2015, RSU2014, PEP2016, PEP2015, PEP2014, and Performance Stock Option awards upon Retirement, Death and Total and Permanent Disability as applicable for each individual. All calculations in this row are based on the AECOM common stock closing price as of September 30, 2016, which was $29.73 per share.

(3)
Present Value of Accumulated Benefits ($). Liabilities shown in this table are computed using the same material assumptions used to determine the analogous liabilities located in the notes to our consolidated financial statements found elsewhere in this registration statement, except that the values provided are the values had the participant terminated and received immediate benefits as of September 30, 2016. Additionally, the values provided above for the AECOM 1992 Supplement Executive Retirement Plan and Excess Benefit Plan have been calculated using the Plan's lump sum basis, which is a 2.10% interest rate and the GAM83 mortality table for distributions made during the plan year beginning October 1, 2016. The interest rate of 2.10% is determined as the yield on the October 1, 2016 10-year US Treasury Note of 1.60% plus 50 basis points.

Directors' Compensation for Fiscal Year 2016

The following table sets forth information with respect to the compensation that certain members of the AECOM Board received in fiscal year 2016. Mr. Burke and Mr. Tishman are employees and did not receive separate compensation for Board member activities. Generally, the annual aggregate dollar value of equity-based and cash compensation granted under our 2016 Stock Incentive Plan or otherwise to any non-employee director may not exceed $600,000.

All non-employee directors are paid a retainer of $100,000 per year. In addition, these non-employee directors receive the following retainers for their service on the Board:

  •
  Lead Director — Annual retainer of $35,000

  •
  Chair of the Audit Committee — Annual retainer of $25,000

  •
  Chair of the Compensation/Organization Committee — Annual retainer of $25,000

  •
  Chair of the Other Committees — Annual retainer of $20,000

  •
  Members of the Audit Committee — Annual retainer of $12,000

  •
  Members of the Other Committees — Annual retainer of $9,500

  •
  Board/Committee Meeting Fees — $1,500 or $1,000 for each meeting attended in-person or by telephone, respectively, is paid when the number of meetings during the year has exceeded five (5) for the Board or each Committee

Each non-employee director also receives a $1,000 fee per day, plus reimbursement for travel for attendance at other qualifying Board-related functions in his or her capacity as a Director.

Each non-employee director receives an annual long-term equity award of $140,000 composed 100% of time-vested RSUs. Each non-employee director who joins our Board receives an annual long-term equity award pro-rated for the number of quarters he or she serves. In November 2016, upon review and recommendation of Exequity, the Board approved a resolution increasing the annual long-term equity award for each non-employee director to $160,000.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total($)

John M. Dionisio(4)	$45,725	$0	$0	$0	$10,000	$55,725
James H. Fordyce	$154,885	$140,000	$0	$1,689	$10,000	$306,574
Senator William H. Frist	$116,489	$140,000	$0	$0	$10,000	$266,489
Linda Griego	$129,500	$140,000	$0	$0	$10,000	$279,500
David W. Joos	$121,500	$140,000	$0	$1,056	$0	$262,556
William G. Ouchi(4)	$64,308	$0	$0	$0	$15,000	$79,308
Dr. Robert J. Routs	$129,500	$140,000	$0	$0	$0	$269,500
William P. Rutledge(4)	$56,165	$0	$0	$0	$13,000	$69,165
Clarence T. Schmitz	$129,071	$140,000	$0	$0	$1,000	$270,071
Douglas W. Stotlar	$117,533	$140,000	$0	$0	$10,000	$267,533
General Janet C. Wolfenbarger	$109,500	$140,000	$0	$0	$0	$249,500

(1)
These amounts include annual retainer fees and any Board and Committee meeting fees earned in fiscal year 2016.

(2)
All of these RSUs will become 100% vested and be settled, in shares of AECOM stock, on the earlier of the first anniversary of the grant date (i.e. March 2, 2017) or the date of the Corporation's 2017 Annual Meeting (i.e. March 1, 2017).

(3)
The amounts for non-employee Directors include Company matching contributions to charitable organizations for Ms. Griego, and Messrs. Dionisio, Fordyce, Frist, Ouchi, Rutledge, Schmitz, and Stotlar; and retirement gifts for Messrs. Ouchi and Rutledge.

(4)
Messrs. Dionisio, Ouchi and Rutledge retired from our Board of Directors effective March 2, 2016.

  The directors had the following number of unvested RSUs outstanding as of September 30, 2016:

Director	Unvested RSUs	Additional Unvested RSUs	Options Outstanding

James H. Fordyce	4,836	—	10,116
Senator William H. Frist	4,836	—	—
Linda Griego	4,836	—	10,116
David W. Joos	4,836	—	—
Dr. Robert J. Routs	4,836	—	6,468
Clarence T. Schmitz	4,836	—	—
Douglas W. Stotlar	4,836	—	—
General Janet C. Wolfenbarger, USAF Retired	4,836	—	—

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation/Organization Committee of our Board were James H. Fordyce (Chair), Linda Griego, Dr. Robert J. Routs and Clarence T. Schmitz. None of the members of the Compensation/Organization Committee of our Board during fiscal year 2016 were or currently are a current or former officer or employee of the Company, or have had any relationships requiring disclosure under Item 404(a) of Regulation S-K. No executive officer of the Company serves or served during fiscal year 2016 as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Compensation/Organization Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee's responsibilities include appointing the Company's independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm and assisting the Board in providing oversight to the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the Company's independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

In connection with its oversight responsibilities related to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K, the Audit Committee met with management and Ernst & Young LLP, the Company's independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented. The Audit Committee also discussed with the Company's independent registered public accounting firm the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required in Rule 3526 of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence. In addition, the Audit Committee has considered whether the independent registered public accounting firm's provision of non-audit services to the Company and its affiliates is compatible with the firm's independence.

The Audit Committee met with representatives of management, the internal auditors, legal counsel and the independent registered public accounting firm on a regular basis throughout the year to discuss the progress of management's testing and evaluation of the Company's system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related U.S. Securities and Exchange Commission regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company's internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on the Company's internal control over financial reporting. These assessments and reports are as of September 30, 2016. The Audit Committee reviewed and discussed the results of management's assessment and Ernst & Young LLP's attestation.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016, for filing with the U.S. Securities and Exchange Commission. The Audit Committee also approved the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2017, and recommended that the Board submit this appointment to the Company's stockholders for ratification at the 2017 Annual Meeting.

Respectfully submitted,
Clarence T. Schmitz, Chairman Senator William H. Frist David W. Joos Douglas W. Stotlar

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table summarizes the fees for professional audit services provided by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements for the fiscal years ended September 30, 2016, and September 30, 2015, as well as fees billed for all other services provided by Ernst & Young LLP during those same periods:

	2016	2015

Audit Fees	$10,584,539	$13,390,183
Audit Related Fees	567,998	1,327,789
Tax Fees	3,080,930	3,978,473

Total	$14,233,467	$18,696,445

Audit Fees.    The fees identified under this caption were for professional services rendered by Ernst & Young LLP for fiscal years 2016 and 2015 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.

Audit-Related Fees.    The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption "Audit Fees." This category may include fees related to the performance of audits and attestation services not required by statute or regulations, due-diligence activities related to acquisitions, contractor's license compliance procedures and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees.    The fees identified under this caption were for tax compliance, tax planning, tax advice and corporate tax services. Corporate tax services encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters, assistance with foreign income and withholding tax matters, assistance with sales tax, value-added tax and equivalent tax-related matters in local jurisdictions, preparation of reports to comply with local tax authority transfer pricing documentation requirements and assistance with tax audits.

Approval Policy.    Except for requests for preapproval made between Audit Committee meetings, the Company's Audit Committee approves in advance all services provided by our independent registered public accounting firm. The Chair of our Audit Committee approves in advance all services requested between Audit Committee meetings. All such interim approvals are reported to and approved by the full Audit Committee at the next meeting. All engagements of our independent registered public accounting firm in fiscal years 2016 and 2015 were pre-approved by the Audit Committee or Chair of the Audit Committee in accordance with this policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 3, 2017, by:

  •
  Each person or group of affiliated persons who we know beneficially owns more than 5% of our common stock;

  •
  Each of our directors and nominees;

  •
  Each of our NEOs; and

  •
  All of our directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table includes the number of shares underlying options and warrants that are exercisable within, and the number of shares of Restricted Stock Units that settle within, 60 days from January 3, 2017.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(%)(2)

FMR LLC(3)	22,228,746	14.68%
82 Devonshire Street
Boston, MA 02109
Blackrock Inc.(4)	11,460,433	7.60%
55 East 52nd Street
New York, NY 10022
The Vanguard Group(5)	9,988,338	6.59%
100 Vanguard Boulevard
Malvern, PA 19355
Michael S. Burke(6)	319,129	*
James H. Fordyce(7)	147,137	*
Senator William H. Frist(8)	37,623	*
Linda Griego(9)	33,335	*
David W. Joos(10)	26,697	*
Dr. Robert J. Routs(11)	25,515	*
Clarence T. Schmitz(12)	19,170	*
Douglas W. Stotlar(13)	40,364	*
Daniel R. Tishman(14)	151,368	*
General Janet C. Wolfenbarger, USAF Retired(15)	8,023	*
Stephen M. Kadenacy(16)	57,750	*
W. Troy Rudd(17)	20,780	*
Frederick W. Werner(18)	130,929	*
Randall A. Wotring(19)	64,522	*
All directors and executive officers as a group (18 persons)	1,141,278	0.73%

*
Indicates less than one percent.

(1)
Unless otherwise indicated, the address of each person in this table is c/o AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

(2)
Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of January 3, 2017, are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(3)
Based solely on the information set forth in a Schedule 13G/A filed by FMR LLC with the SEC on February 12, 2016. Based on such filing, FMR LLC has sole power to vote or to direct the vote with respect to 805,544 shares and sole power to dispose or to direct the disposition of 22,228,746 shares.

(4)
Based solely on the information set forth in a Schedule 13G/A filed by Blackrock Inc. with the SEC on January 25, 2016. Based on such filing, Blackrock Inc. has sole power to vote or to direct the vote with respect to 10,934,919 shares and sole power to dispose or to direct the disposition of 11,460,433 shares.

(5)
Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2016. Based on such filing, The Vanguard Group has sole power to vote or to direct the vote with respect to 108,399 shares, shared power to vote or to direct the vote with respect to 7,700 shares, sole power to dispose or to direct the disposition of 9,880,768 shares, and shared power to dispose or to direct the disposition of 107,570 shares.

(6)
Common stock includes 66,561 shares subject to options exercisable prior to March 4, 2017, and 38,206 shares held in our RSP.

(7)
Common stock includes 10,116 shares subject to options exercisable prior to March 4, 2017, and 4,836 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2017.

(8)
Common stock includes 4,836 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2017.

(9)
Common stock includes 5,160 shares subject to options exercisable prior to March 4, 2017, and 4,836 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2017.

(10)
Common stock includes 4,836 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2017.

(11)
Common stock includes 6,468 shares subject to options exercisable prior to March 4, 2017, and 4,836 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2017.

(12)
Common stock includes 4,836 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2017.

(13)
Common stock includes 4,836 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2017.

(14)
Common stock includes 77 shares held in our RSP.

(15)
Common stock includes 4,836 shares that will be acquired as settlement of Restricted Stock Units prior to March 4, 2017.

(16)
Common stock includes 1,141 shares held in our RSP.

(17)
Common stock includes 583 shares held in our RSP.

(18)
Common stock includes 65,828 shares held in our RSP.

(19)
Common stock includes 132 shares held in our RSP.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and persons who beneficially own more than 10% of our common stock, and any other person subject to Section 16 of the Exchange Act because of the requirements of Section 30 of the Investment Company Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from Section 16 reporting persons, we believe that during our fiscal year ended September 30, 2016, all Section 16 reporting persons complied with all applicable filing requirements, except for the following:

  •
  A Statement of Changes in Beneficial Ownership of Securities on Form 4 was not timely filed to report the December 29, 2015 conversion of restricted stock units to common stock and related tax withholding for each of Messrs. Dionisio, Werner and Tishman that was filed on April 1, 2016 in the case of Messrs. Dionisio and Werner and June 16, 2016 in the case of Mr. Tishman.

Stockholders Sharing the Same Address

Stockholders who have more than one account holding AECOM stock but who share the same address may request to receive only a single set of annual meeting materials. Such requests should be submitted in writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; online through the Information Request page in the "Investors" section of our Web site: www.aecom.com; or by calling Investor Relations at (212) 973-2982, and we will promptly make the changes that you have requested. Stockholders who choose to receive only one copy of the annual meeting materials will continue to have access to and utilize separate proxy voting instructions.

If you want to receive a paper proxy or voting instruction form, or other proxy materials for purposes of the 2017 Annual Meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

Printed copies of our most recent Annual Report on Form 10-K (including our financial statements) are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; or soft copies may be obtained from the Investor section of www.aecom.com.

Stockholder Proposals

2017 Annual Meeting Proposals:

We were not required to include any stockholder proposals at our upcoming 2017 Annual Meeting, and we will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the 2017 Annual Meeting.

2018 Annual Meeting Proposals:

Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2018 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address first set forth on the first page of this Proxy Statement no later than September 21, 2017. Any proposal should be addressed to our Corporate

Secretary and may be included in next year's proxy materials only if such proposal complies with our Bylaws and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

In addition, the Company's Bylaws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice not later than December 1, 2017, and no earlier than November 1, 2017, for matters to be presented at the 2018 Annual Meeting of Stockholders. However, in the event that the date of the 2018 Annual Meeting of Stockholders is held before January 30, 2018, or after March 31, 2018, for notice by the stockholder to be timely it must be received no more than 120 days prior to the date of the 2018 Annual Meeting of Stockholders and not less than the later of the close of business (a) 90 days prior to the date of the 2018 Annual Meeting of Stockholders and (b) the 10th day following the day on which public announcement of such meeting was first made by the Company. If timely notice is not received by the Company, then the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, information that should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 16, 2016, is incorporated by reference herein. Printed copies of our most recent Annual Report on Form 10-K and other reports incorporated herein by reference are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; or requesting online through the Information Request page in the "Investors" section of our Web site: www.aecom.com. Such materials will be provided by first class mail or other equally prompt means. Based on Securities and Exchange Commission regulations, the reports of the Compensation/Organization Committee and Audit Committee, included above, are not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission. This Proxy Statement is sent to you as part of the proxy materials for the 2017 Annual Meeting. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

Other Matters

Our Board knows of no other matters that will be presented for consideration at the 2017 Annual Meeting. If any other matters are properly brought before the 2017 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone, or by delivering to us or your broker a signed and dated proxy card.

By order of the Board of Directors,

Gilda Malek
Corporate Secretary

Los Angeles, California
January 19, 2017

ANNEX A

Reconciliation of Non-GAAP Items

Reconciliation of Adjusted EPS

	Twelve Months Ended
	Sep 30, 2015	Sep 30, 2016

Net income (loss) attributable to AECOM — per diluted share*	$(1.04)	$0.62
Per diluted share adjustments:
Non-core operating losses	—	0.24
Acquisition and integration expenses	2.63	1.37
Amortization of intangible assets	2.83	1.44
Loss on disposal activities	—	0.27
Financing charges in interest expense	0.54	0.20
Tax effect of the above adjustments	(1.68)	(1.04)
Amortization of intangible assets included in NCI, net of tax	(0.20)	(0.10)

Adjusted net income attributable to AECOM — per diluted share*	$3.08	$3.00

*
When there is a net loss, basic and dilutive GAAP EPS calculations use the same share count to avoid any antidilutive effect; however, the adjusted EPS includes the dilutive shares excluded in the GAAP EPS.

Reconciliation of EPS for PEP 2016

Twelve Months Ended Sept 30, 2016
Net income (loss) attributable to AECOM — per diluted average share	$0.62
Per adjusted diluted share adjustments
Acquisition and integration expenses	1.37
Amortization of intangible assets	1.44
Financing charges in interest expense	0.20
Unplanned disposition of business	0.16
Tax effect of above adjustments	(1.00)
Favorable resolution of acquisition-related project and legal matters, net of tax	(0.24)
Amortization of intangible assets included in NCI, net of tax	(0.10)

Adjusted net income attributable to AECOM — per diluted average share*	$2.45

*
Reduced from $3.00 to comply with EPS as defined for the PEP 2016 compensation calculation.

Reconciliation of Free Cash Flow

Twelve Months Ended Sept 30, 2016
Net cash provided by operating activities	$814.2
Capital expenditures, net of disposals	(136.2)

Free cash flow	$677.4

A-1

Reconciliation of Free Cash Flow per Share for PEP16

Twelve Months Ended Sept 30, 2016
Net cash provided by operating activities	$814.2
Payments for capital expenditures	(191.4)

Free cash flow	$622.8

Free cash flow	$622.8
Diluted weighted average shares	156.1

Free cash flow per share	$3.99

Reconciliation of Operating Cash Flow per Share

	Twelve Months Ended
in millions, except for operating cash flow/share	Sept 30, 2015	Sept 30, 2016

Net cash provided by operating activities	$764.4	$814.2
Adjusted diluted, weighted shares outstanding*	151.3	156.1

Operating cash flow/share	$5.05	$5.22

*
When there is a net loss, basic and dilutive GAAP EPS calculations use the same share count to avoid any antidilutive effect; however, the adjusted EPS includes the dilutive shares excluded in the GAAP EPS.

A-2

ANNEX B

AECOM

AMENDED & RESTATED 2016 STOCK INCENTIVE PLAN

Effective March 2, 2016

Amended March 1, 2017

AECOM
AMENDED & RESTATED 2016 STOCK INCENTIVE PLAN

1.  Purpose

  The purpose of the AECOM Amended & Restated 2016 Stock Incentive Plan (the "Plan") is to advance the interests of AECOM (the "Company") by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan supersedes the Company's Amended and Restated 2006 Stock Incentive Plan and all other previously-adopted equity incentive plans with respect to future equity-based incentive compensation awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2.  Definitions

  As used in the Plan, the following terms shall have the meanings set forth below:

  (a)
  "Administrator" means the Administrator of the Plan in accordance with Section 18.

  (b)
  "Award" means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which may be subject to performance conditions.

  (c)
  "Award Agreement" means a written or electronic agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, memoranda, notices or similar instruments as approved by the Administrator.

  (d)
  "Board" means the board of directors of the Company.

  (e)
  "Cause" has the meaning specified in any written agreement between a Participant and the Company or, in the absence of any such definition, means the commission of an act of fraud or theft against the Company; conviction (including a guilty plea or plea of nolo contendere) for any felony; conviction (including a guilty plea or plea of nolo contendere) for any misdemeanor involving moral turpitude which might, in the Company's opinion, cause embarrassment to the Company; significant violation of any material Company policy; willful or repeated non-performance or substandard performance of material duties which is not cured within thirty (30) days after written notice thereof to the Participant; or violation of any material District of Columbia, state or federal laws, rules or regulations in connection with or during performance of the Participant's work which, if such violation is curable, is not cured within thirty (30) days after notice thereof to the Participant.

  (f)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

  (g)
  "Company" means AECOM, a Delaware corporation, and, as applicable, any successor corporation.

  (h)
  "Incentive Bonus" means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of enumerated performance criteria.

  (i)
  "Incentive Stock Option" means a stock option that is designated as potentially eligible to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

  (j)
  "Nonemployee Director" means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

  (k)
  "Nonqualified Stock Option" means a stock option that is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

  (l)
  "Option" means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

  (m)
  "Participant" means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

  (n)
  "Plan" means the AECOM Amended & Restated 2016 Stock Incentive Plan as set forth herein and as amended from time to time.

  (o)
  "Prior Plans" means the Company's Amended and Restated 2006 Stock Incentive Plan and the URS Corporation 2008 Equity Incentive Plan.

  (p)
  "Qualifying Performance Criteria" has the meaning set forth in Section 13(b).

  (q)
  "Restricted Stock" means Shares granted pursuant to Section 8 of the Plan.

  (r)
  "Restricted Stock Unit" means, an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

  (s)
  "Retirement" has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term, for Participants other than Nonemployee Directors shall mean retirement from active employment with the Company and its Subsidiaries (i) at or after age 60 and with the approval of the Administrator or (ii) at or after age 65. The determination of the Administrator as to an individual's Retirement shall be conclusive on all parties.

  (t)
  "Share" means a share of the Company's common stock, par value $.01, subject to adjustment as provided in Section 12.

  (u)
  "Stock Appreciation Right" means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

  (v)
  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

  (w)
  "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

  (x)
  "Termination of Employment" means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a "Termination of Employment," (ii) unless determined otherwise by the Administrator, an approved leave of absence or approved employment on a less than full-time basis shall not be considered a "Termination of Employment," (iii) service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its

    Subsidiaries for purposes of any affected Participant's Options, and the Administrator's decision shall be final and binding.

  (y)
  "Total and Permanent Disablement" has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term or in the case of an Option intending to qualify as an Incentive Stock Option, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of the Administrator as to an individual's Total and Permanent Disablement shall be conclusive on all parties.

3.  Eligibility

  Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. To the extent provided by Section 5(d), any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. In addition any service provider who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator.

4.  Effective Date and Termination of Plan

  This Plan was originally adopted by the Board on November 17, 2015 and originally became effective upon approval by the Company's stockholders at the Company's 2016 Annual Meeting of Stockholders on March 2, 2016 (the "Original Effective Date"). The most recent amendment and restatement of the Plan was adopted by the Board on November 16, 2016 and shall become effective upon approval by the Company's stockholders at the Company's 2017 Annual Meeting of Stockholders on March 1, 2017 (the "Amendment Effective Date"). The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Amendment Effective Date; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board's most recent approval. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.  Shares Subject to the Plan and to Awards

  (a)
  Aggregate Limits. The aggregate number of Shares issuable under this Plan shall not exceed 13,755,000 (reflecting (i) 4,865,000 Shares newly authorized for issuance under the Plan as of the Amendment Effective Date, plus (ii) 8,890,000 Shares, reduced by one (1) Share for every one (1) Share issued pursuant to an option or stock appreciation right granted under the Prior Plans from and after January 1, 2016 and prior to the Original Effective Date and 2.5 Shares for every one (1) Share issued pursuant to an award other than an option or stock appreciation right granted from and after January 1, 2016 and prior to the Original Effective Date under any Prior Plan). Any Shares issued under Options or Stock Appreciation Rights shall be counted against the number of Shares issuable under this Plan on a one-for-one basis and any Shares issued pursuant to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.5 Shares for every one (1) Share subject to such Award. Shares subject to outstanding awards under the Prior Plans as of January 1, 2016 (such awards the "Prior Plan Awards") that, from and after January 1, 2016, are canceled, expired, forfeited or otherwise not issued pursuant to such Prior Plan Award (including as a result of being withheld to pay withholding taxes in connection with any such awards (other than options or stock appreciation rights) or such award being settled in cash) shall be added to the number of Shares issuable under this Plan as one (1) Share if such shares were subject to options or stock appreciation rights granted under a Prior Plan, and as 2.5 Shares if such shares were subject to awards other than options or stock appreciation rights granted under a Prior Plan. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market. After the Original Effective Date, no awards may be granted under any Prior Plan.

  (b)
  Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award under this Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan (and shall not be added to this Plan in respect of awards under a Prior Plan) if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right (or stock appreciation right under a Prior Plan) and were not issued upon the net settlement or net exercise of such Stock Appreciation Right (or stock appreciation right under a Prior Plan), (ii) shares delivered to or withheld by the Company to pay the exercise price of an Option (or option under a Prior Plan), (iii) shares delivered to or withheld by the Company to pay the withholding taxes related an Option or a Stock Appreciation Right (or option or stock appreciation right under a Prior Plan), or (iv) shares repurchased on the open market with the proceeds of an Option (or option under a Prior Plan) exercise. Any Shares that again become available for grant pursuant to this Section 5(b) shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under this Plan or options or stock appreciation rights granted under a Prior Plan, and as 2.5 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under this Plan or subject to awards other than options or stock appreciation rights granted under a Prior Plan. Shares subject to Awards that have been canceled, expired, forfeited, delivered to or withheld by the Company to pay the withholding taxes related an Award other than an Option or a Stock Appreciation Right or otherwise not issued under an Award and shares subject to Awards settled in cash shall not count as shares issued under this Plan.

  (c)
  Tax Code Limits. The aggregate number of Shares that may be earned pursuant to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 2,000,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 7,000,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to all Incentive Bonus Awards granted in any calendar year to any Participant under this Plan that are intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code shall not exceed ten million dollars ($10,000,000).

  (d)
  Director Awards. The aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any one Nonemployee Director shall not exceed $600,000; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Participant may be up to two hundred percent (200%) of the foregoing limit and the foregoing limit shall not count any tandem SARs (as defined in Section 7).

  (e)
  Substitute Awards. Substitute Awards shall not reduce the Shares authorized for issuance under this Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for issuance under this Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination.

6.  Options

  (a)
  Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

  (b)
  Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the fair market value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is a Substitute Award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares otherwise deliverable upon exercise.

  (c)
  No Repricing without Stockholder Approval. Other than in connection with a change in the Company's capitalization (as described in Section 12), the Company shall not, without stockholder approval, reduce the exercise price of an Option and, at any time when the exercise price of an Option is above the fair market value of a Share, the Company shall not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such Option for cash or a new Award.

  (d)
  Provisions Applicable to Options. Subject to the other provisions set forth in this Plan, including Section 18, the date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

  (e)
  Term of Options and Termination of Employment: The Administrator shall establish the term of each Option, which in no case shall exceed a period of seven (7) years from the date of grant; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company's insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the Participant's Termination of Employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise (either in an Award Agreement or otherwise):

      (1)    Death.    Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board, the Participant's Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of death to the extent that the Options are exercisable as of that date.

      Any and all of the deceased Participant's Options that are not exercised during the one (1) year commencing on the date of death shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of the date of death, such portion of the Option shall remain unexercisable and shall terminate as of such date.

      If a Participant should die within thirty (30) days of his or her Termination of Employment with the Company and its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of termination, but only to the extent of the number of Shares as to which such Option was exercisable as of the date of such termination. Any and all of the deceased Participant's Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. A Participant's estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

      (2)    Total and Permanent Disablement.    Upon Termination of Employment as a result of the Total and Permanent Disablement of any Participant, the Participant's Options then held shall be exercisable during the one (1) year period commencing on the date of termination to the extent that the Options are exercisable as of that date. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of the date of termination, such portion of the Option shall remain unexercisable and shall terminate as of such date.

      (3)    Retirement.    Upon Retirement of a Participant, the Participant's Options then held shall be exercisable during the one (1) year period commencing on the date of Retirement. The number of Shares with respect to which the Options shall be exercisable shall equal the total number of Shares that were exercisable under the Participant's Option on the date of his or her Retirement. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of his or her Retirement, such portion of the Option shall remain unexercisable and shall terminate as of such date.

      (4)    Cause.    Upon the date of a Participant's Termination of Employment for Cause, any Option that is unexercised prior to the date of termination shall terminate as of such date.

      (5)    Other Reasons.    Upon the date of a Participant's Termination of Employment for any reason other than those stated above in Sections 6(e)(1), (e)(2), (e)(3) and (e)(4) or as described in Section 15, (A) to the extent that any Option is not exercisable as of such termination date, such portion of the Option shall remain unexercisable and shall terminate as of such date, and (B) to the extent that any Option is exercisable as of such termination date, such portion of the Option shall expire on the earlier of (i) ninety (90) days following such date and (ii) the expiration date of such Option.

  (f)
  Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110 percent of the fair market value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate fair market value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

  (g)
  No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of an Option or any Shares subject to an Option until the Participant has become the holder of record of such Shares.

7.  Stock Appreciation Rights

  Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan ("tandem SARs") or not in conjunction with other Awards ("freestanding SARs") and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions and limitations applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company's capitalization (as described in Section 12), the Company shall not, without stockholder approval, reduce the exercise price of such Stock Appreciation Right and, at any time when the exercise price of a Stock Appreciation Right is above the fair market value of a Share, the Company shall not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such Stock Appreciation Right for cash or a new Award. Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of Stock Appreciation Rights or any Shares subject to Stock Appreciation Rights until the Participant has become the holder of record of such Shares.

8.  Restricted Stock and Restricted Stock Units

  (a)
  Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

  (b)
  Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

  (c)
  Vesting and Performance Criteria. Subject to the other provisions set forth in this Plan, including Section 18, the grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

  (d)
  Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company's stock ledger.

  (e)
  Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator. Notwithstanding anything herein to the contrary, dividends or dividend equivalents credited/payable in connection with an Award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying Award and will not be paid until the underlying Award vests. Except as explicitly contemplated in this Section 8(e), dividend equivalent rights shall not be granted alone or in connection with any Award under the Plan.

9.  Incentive Bonuses

  (a)
  Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on performance conditions. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 13(b)) selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

  (b)
  Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

10.  Deferral of Gains

  The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares or cash upon settlement, vesting or other events with respect to Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will election to defer the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Company, the Board and the Administrator shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or Administrator.

11.  Conditions and Restrictions Upon Securities Subject to Awards

  The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12.  Adjustment of and Changes in the Stock

  (a)
  Adjustments. The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment may be designed to comply with Section 425 of the Code or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company's securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

    In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise (such change referred to herein as a "Transaction"), then the Administrator shall, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected, which adjustments need not be uniform between different Awards or different types of Awards.

  (b)
  Awards Continued, Assumed or Substituted by a Successor. Unless otherwise provided in an Award Agreement, in the event of a Transaction, any or all outstanding Awards may be continued or assumed by the continuing or successor (as the case may be) organization (the "Successor"), or the Successor may substitute equivalent awards. With respect to Awards subject to performance-based vesting criteria that are continued, assumed or substituted for in accordance with the preceding sentence, such Awards shall either:

    (1)
    continue to be subject to such performance-based vesting criteria (as the same may be adjusted in a manner consistent with this paragraph and the Plan) or

    (2)
    be deemed to have satisfied such performance-based vesting criteria based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction (as determined by the Administrator).

  (c)
  Awards Not Continued, Assumed or Substituted by a Successor. Unless otherwise provided in an Award Agreement, in the event of a Transaction in which the Successor does not continue, assume or substitute for any outstanding Awards in accordance with this Section 12, all Awards that are not assumed, continued or substituted for shall be treated as follows effective immediately prior to (and contingent upon) the consummation of the Transaction:

  (1)
  in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable,

  (2)
  in the case of any Award the vesting of which is in whole or in part subject to performance-based vesting criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and such Award shall immediately vest and the Participant shall have the right to receive a payment based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction (as determined by the Administrator), and

  (3)
  in the case of outstanding Restricted Stock and/or Restricted Stock Units (other than those referenced in clause (2) hereof), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and such Awards shall immediately vest.

  (d)
  Other. In no event shall any action be taken pursuant to this Section 12 that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

13.  Qualifying Performance-Based Compensation

  (a)
  General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

  (b)
  Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles ("GAAP") or non-GAAP financial results, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) free cash flow (or free cash flow per share), (iii) earning or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iv) stock price, (v) return on equity, (vi) total stockholder return, (vii) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) income or net income, (xiv) operating income, (xv) operating profit or net operating profit, (xvi) operating margin or profit margin, (xvii) return on operating revenue, (xviii) cash from operations, (xix) operating ratio, (xx) operating revenue, (xxi) net service revenue and/or total backlog, (xxii) days sales outstanding, (xxiii) health and safety or (xxiv) customer service. To the extent consistent with Section 162(m) of the Code, the Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria (A) to eliminate the effects of charges for restructurings, discontinued operations, and all items of gain, loss or expense that are infrequently occurring or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with GAAP or identified in the Company's financial statements or notes to the financial statements, (B) to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company, and (C) for such other events as the Administrator shall deem appropriate, if such adjustment is timely approved in connection with the establishment of such Qualifying Performance Criteria.

14.  Transferability

  Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding Options may be exercised following the Participant's death by the Participant's beneficiaries or as permitted by the Administrator. Further, and notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the "Grantee") may transfer an Award to any "family member" of the Grantee (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended ("Form S-8")), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee's continued employment or service shall continue to be determined with reference to the Grantee's employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

15.  Suspension or Termination of Awards

  Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an "Authorized Officer") reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 15, the Authorized Officer, Administrator or the Board may suspend the Participant's rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

  If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an "Act of Misconduct"), then except as otherwise provided by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator's sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator. Any dispute by a Participant or other person as to the determination of the Administrator shall be resolved pursuant to Section 23 of the Plan.

16.  Agreement to Repayments of Incentive Compensation When Repayments Are Required Under Federal Law.

  This provision applies to any policy adopted by the New York Stock Exchange (or any other exchange on which the securities of the Company are listed) pursuant to Section 10D of the Securities Exchange Act of 1934. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.

17.  Compliance with Laws and Regulations

  This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

  In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such

  Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company's obligations with respect to tax equalization for Participants employed outside their home country.

18.  Withholding

  To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award (up to the minimum required withholding rate for the Participant, or such other rate that will not cause an adverse accounting consequence or cost), or by tendering Shares previously acquired.

19.  Administration of the Plan

  (a)
  Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation/Organization Committee of the Board or, in the absence of a Compensation/Organization Committee, a properly constituted Compensation Committee or the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award intended to qualify for treatment as performance-based compensation under Section 162(m) of the Code to not so qualify. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation/Organization Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation/Organization Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

  (b)
  Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe); (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 19, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment or service to the Company or an affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. Notwithstanding anything in the Plan to the contrary, the Administrator shall not have the discretion to accelerate the vesting of any outstanding Awards, except that the Administrator may accelerate the vesting of Awards in the event of a Participant's death or disability or as provided in Section 12 of the Plan. Further, and notwithstanding anything in the Plan to the contrary, equity-based Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant's death or disability or in the event of a change in control. Notwithstanding the foregoing, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 5(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

  (c)
  Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

  (d)
  Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

20.  Amendment of the Plan or Awards

  The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:

  (a)
  increase the maximum number of Shares for which Awards may be granted under this Plan;

  (b)
  reduce the price at which Options may be granted below the price provided for in Section 6(a);

  (c)
  reduce the exercise price of outstanding Options or Stock Appreciation Rights and, at any time when the exercise price of an Option or Stock Appreciation Right is above the fair market value of a Share (except in the case of a change in control), cancel and re-grant or exchange such Option or Stock Appreciation Right for cash or a new Award;

  (d)
  extend the term of this Plan;

  (e)
  change the class of persons eligible to be Participants;

  (f)
  otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

  (g)
  increase the individual maximum limits in Sections 5(c) and (d).

  No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder's consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

21.  No Liability of Company

  The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence, the Board and the Administrator shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

22.  Non-Exclusivity of Plan

  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

23.  Governing Law

  This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

24.  Arbitration of Disputes

  In the event a Participant or other holder of an Award or person claiming a right under an Award or the Plan believes that a decision by the Administrator with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other Award holder has proven that the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

  Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected by those members of the Board who are neither members of the Compensation/Organizational Committee of the Board nor employees of the Company or any Subsidiary. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the jurisdiction in which the Company's headquarters are then located. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association.

  Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney's fees, and each side shall bear one half of the arbitrator's fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

25.  No Right to Employment, Reelection or Continued Service

  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant's employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

26.  Unfunded Plan

  The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

27.  Specified Employee Delay

  To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (within the meaning of Section 409A of the Code) before the date that is six months after the specified employee's separation from service (or, if earlier, the specified employee's death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee's separation from service (or, if earlier, as soon as administratively practicable after the specified employee's death).

ANNEX C

PROPOSED AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING FOR BUSINESS COMBINATIONS

Set forth below is the text of Article Eighth of the company's Amended and Restated Certificate of Incorporation. Proposal 4 submitted for the consideration of stockholders would amend the Certificate to delete Article Eighth in its entirety (the deletion is indicated in blacklining):

~~EIGHTH: In addition to any affirmative vote required by law or this Amended and Restated Certificate of Incorporation, any Business Combination (as defined below) shall require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Corporation represented and voting at a duly held meeting at which a quorum is present. Such affirmative vote shall be required notwithstanding the fact that no vote may otherwise be required, or that some lesser percentage may be specified by law or in any agreement or otherwise.~~

~~The term "Business Combination" as used in this Article shall mean any of the following:~~

~~any merger of the Corporation into, or any consolidation of the Corporation with, any other firm, corporation or entity (a "person"), other than any corporation of which a majority of the Voting Securities (as defined below) is owned directly or indirectly by the Corporation; or~~

~~any sale, lease, exchange or other transfer to any individual or person of all or substantially all of the assets of the Corporation (other than a mortgage or pledge of the assets of the Corporation) in one or more related transactions; or~~

~~the adoption of any plan for the liquidation or dissolution of the Corporation.~~

~~For purposes of this Article, Voting Securities shall mean all shares of the capital stock of such corporation entitled to vote generally in the election of directors.~~

C-1

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 1, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/ACM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed; FOR Proposals 2, 3, 4 and 6; and for One Year for Proposal 5. + 1. To elect the following directors: For Withhold For Withhold For Withhold 01 - Michael S. Burke 02 - James H. Fordyce 03 - Senator William H. Frist 04 - Linda Griego 05 - David W. Joos 06 - Dr. Robert J. Routs 07 - Clarence T. Schmitz 08 - Douglas W. Stotlar 09 - Daniel R. Tishman 10 - General Janet C. Wolfenbarger For Against Abstain ForAgainst Abstain 2. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017. 3. Approve the Amended and Restated 2016 Stock Incentive Plan. One Year TwoThree YearsYears Abstain 4. Approve an amendment to the Certificate of Incorporation to remove the supermajority provision. 6. Advisory vote to approve the Company’s executive compensation. 5. Advisory vote on the frequency of future stockholder advisory votes on the Company’s executive compensation. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 0 0 7 9 2 1 02HEGE MMMMMMMMM B A Annual Meeting Proxy / Voting Instruction Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Revocable Proxy — AECOM + ANNUAL MEETING OF STOCKHOLDERS – MARCH 1, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints W. Troy Rudd and Carla J. Christofferson, and each of them, as proxies for the undersigned with full power of substitution to act and vote, as directed, all shares of common stock of AECOM held of record by the undersigned at the close of business on January 3, 2017, at the Annual Meeting of Stockholders to be held on March 1, 2017 at 8:00 A.M. (local time) at 1999 Avenue of the Stars, Los Angeles, CA 90067. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned may elect to withdraw this proxy at any time prior to its use by giving written notice to the Corporate Secretary, by executing and delivering to the Corporate Secretary a duly executed proxy bearing a later date or by appearing at the Annual Meeting of Stockholders and voting in person. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available on the Internet at www.envisionreports.com/ACM. Non-Voting Items Change of Address — Please print new address below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C